FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   -----

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                October 23, 2003



John  Reynolds,  Assistant  Director
Office  of  Small  Business  Review
Division  of  Corporation  Finance
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC   20549

ATTENTION  DONALD  J.  RINEHART
           Mail  Stop  0304

                         Re:  EMTC  International,  Inc.
                              Amendment  No.  4  to  Forms  SB-2  and  S-4
                              File  Nos.  333-87416  and  333-87424

Dear  Mr.  Reynolds:

     With regard to the above registration statements and your comment letter of March 10, 2003, the following responses are made to your comments. The responses are keyed to your comments. All changes made in the Form SB-2 that are applicable to the Form S-4 have also been made in the Form S-4.

Form  SB-2
----------

Prospectus
----------

Other  Financial  Considerations
--------------------------------

     The $96,300 of merger expenses, under "Expenses of the Spinoff and Merger" on page 15, were an estimate at the time of the original filing. As of the year ended December 31, 2002 and the six months ended June 30, 2003, all

John Reynolds                           2                      October 23, 2003



expenses related to the merger have been paid by Engineering and Materials and have been accounted for in their financial statements. The pro forma financial statements and related footnotes have been updated with regard to adjustments that relate to merger expenses.

Form  S-4
---------

     The  Form  S-4  has  been  amended  to  comply  with  the  above  comments.

ACCOUNTING  COMMENTS
--------------------

     June  30,  2003  interim  statements  are  provided.

     If you have any questions that might be properly handled by conversing with the undersigned, please do so at my telephone number 405-235-2575, fax number
405-232-8384,  or  e-mail  at  kenan@ftpslaw.com.

                                   Sincerely,


                                   /s/  Thomas  J.  Kenan

                                   Thomas  J.  Kenan
                                   e-mail:  kenan@ftpslaw.com

cc:  George  W.  Cole
     John  Harcourt
     Buxton  &  Cloud,  P.C.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Commission File No. 333-87416


                          AMENDMENT NO. 4 TO FORM SB-2


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            EMTC International, Inc.
                 (Name of small business issuer in its charter)

 Oklahoma                               8734                        01-0627251
 --------                               ----                        ----------
 (state of                   (Primary Standard Industrial          (IRS Employer
  incorporation)              Classification Code Number)           I.D. Number)


                          12500 St. Andrews Drive, #18
                            Oklahoma City, OK 73120

                                  405-936-9063
       -------------------------------------------------------------------
             (Address  and  telephone  number  of  registrant's  principal executive  offices  and  principal  place  of  business)

                  George W. Cole, 12500 St. Andrews Drive, #18
                          Oklahoma  City,  Oklahoma  73120
                             Telephone:  405-936-9063
            (Name,  address  and  telephone  number  of  agent  for  service)

                                   Copies  to:

Thomas  J.  Kenan,  Esq.                             George  W.  Cole
201 Robert S. Kerr Avenue,                           12500 St. Andrews Drive
Suite  1000                                          #18
Oklahoma  City,  OK  73102                           Oklahoma  City, OK 73120

         Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        Calculation of Registration Fee

        Title  of                                      Proposed         Proposed
       each  class                                      maximum          maximum
      of  securities        Dollar Amount              offering         aggregate          Amount  of
          to  be               to  be                   price            offering         registration
       registered            registered                per unit            price               fee
     ---------------      -----------------        ---------------    --------------    ---------------
      Common  Stock           $600                     $0.001             $600              $0.15(1)
--------------------      -----------------        ----------------   --------------    ---------------

(1) The 600,000 shares being registered are owned by SuperCorp Inc., the controlling stockholder of the Registrant, and are to be distributed by SuperCorp Inc. to its stockholders as a stock dividend. The registration fee is based upon the book value of the Registrant as of March 13, 2002. Reg. 230.457(a).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                   PROSPECTUS

                            EMTC  INTERNATIONAL,  INC.

                         600,000  Shares  of  Common  Stock

               To  be  Distributed  to  SuperCorp,  Inc.,  Stockholders

-------------------------------------------------------------------------------------------------------------------
The Distribution:  A pro rata "spinoff" distritubution of    SuperCorp organized us for the purpose of merging
600,000 shares of common stock to the stockholders of        Engineering & Materials Technology Corporation of
SuperCorp, Inc. Value:  $0.001 a share when spunoff and      Oklahoma City, Oklahoma into us.  Our merger with it
prior to any merger with Engineering and Materials           depends upon a majority vote by its stockholders.
Technology Corporation.                                      Such vote will be taken after the spinoff distribution
                                                             of these 600,000 shares.  The outcome of the vote is
                                                             uncertain.
-------------------------------------------------------------------------------------------------------------------

                            -------------------------
            Our common stock does not trade on any national exchange,
                  the Nasdaq Stock Market, or any stock market.
                            -------------------------

-------------------------------------------------------------------------------------------------------------------
You should purchase shares in the trading                   Neither the Securities and Exchange Commission
market only if you can afford a complete                    nor any state securities commission has approved
loss.  See "Risk Factors" on or page 1.                     disapproved these securities or determined if this
                                                            offering memorandum is truthful or complete.  Any
                                                            representation to the contrary is a criminal offense.
-------------------------------------------------------------------------------------------------------------------


                            EMTC  International,  Inc.
                          12500 St. Andrews Drive, #18
                             Oklahoma  City,  OK  73120
                             Telephone  405-936-9063

                                October ___, 2003

                                TABLE OF CONTENTS

Summary  Information                                                          1

         Selected  Financial  Data                                            1
         Business  Purpose                                                    1
         Compensation  to  Insiders                                           2

         Expenses  of  the  Transaction                                       2

Risk  Factors                                                                 3
         1.       Should  Engineering  and  Materials  operate  at
                  a  loss, any perceived benefits  of  being  a
                  public  company may never materialize                       3
         2.       Even  if  the merger occurs, a public market for
                  EMTC's common stock  may not develop or, if it does
                  develop, may be volatile or  limited                        3
         3.       The  potential  for growth for the post-merger
                  company depends upon  its  development of a
                  proprietary prototype Child SafetySeat  and
                  "Seal  of  Safety  Approval  for  Child  Seats"
                  employed  in vehicles,  but it  will  not  have
                  the  funds  needed  to  do  this                            3
         4.       Our success depends on our ability to retain
                  John Harcourt                                               3
         5.       Should  change  in  management  seem  necessary,
                  it  will  be difficult  for  the  non-management
                  stockholders  to do this                                    3
         6.       Even should a change  in  management  be  made,  the
                  post-merger  company  will  continue  to  be  under
                  the  absolute control  of  John  Harcourt.                  4
         7.       Engineering  and  Materials  is  delinquent  in
                  paying  its  federal  income  taxes.                        4
      8.       The  post-merger  company  will  be  exposed
                  to  the possibility of  professional  liability
                  lawsuits.                                                   4
         9.       Should  the  merger  be  approved,  it  is
                  improbable that the post-merger  company  will
                  declare  dividends.                                         4

Blank  Check  Company                                                         5


SuperCorp  -  The  Distributing  Stockholder                                  5
         SuperCorp,  Its  Officers  and Directors are Deemed to
         be Underwriters                                                      6
         Exposure  as  a  Control  Person                                     6

Earlier  SuperCorp  Spinoff-Merger  Transactions                              7

Terms  of  the  Merger  Transaction                                           9
         Terms  of  the  Merger                                              10

         Degree  of  Management  Control  of  Vote  on  Merger               10

         Agreement  and  Plan  of  Merger                                    11

Transactions  with  Insiders  and  Promoters                                 11
         Services  Rendered  by  Insiders                                    12

Plan  of  Distribution                                                       13
         The  Escrow  Arrangement                                            13
                  Should  the  Merger  Occur                                 13

                  Should  the  Merger  Not  Occur                            14
                  Probable  Acquisition  Post-Effective
                  Amendment Requirement                                      14
                  Terms  of  the  Offering                                   15
                  Conditions  for  Release  of  Deposited  Securities        15
                  Prospectus  Supplement                                     15
                  Financial  Statements  Requirement                         16
         Expenses  of  the  Spinoff  and  Merger                             16

Description  of  Securities                                                  16
         Common  Stock                                                       16
                  Voting  Rights                                             16
                  Dividend  Rights                                           16
                  Liquidation  Rights                                        16
                  Preemptive  Rights                                         16
                  Registrar  and  Transfer  Agent                            16
                  Dissenters'  Rights                                        16

         Preferred  Stock                                                    17

Federal  Income  Tax  Consequences                                           17
         The  Merger                                                         17
         The  Spinoff                                                        17
         Stockholders  of  SuperCorp                                         17

Other  Financial  Considerations                                             18
         Pro  Forma  Financial  Information  and  Dilution                   18
         Material  Contacts  Among  the  Companies                           25

Penny  Stock  Regulations                                                    26

Information  About  EMTC  International,  Inc                                27
         Description  of  Business  and  Properties                          27
         Legal  Proceedings                                                  28
         Market  for  EMTC's  Common  Stock  and  Related
         Stockholder Matters                                                 28
         Rule  144  and  Rule  145  Restrictions  on  Trading                28
         Dividends                                                           30
         Stock  Options                                                      30
         Registration  Statement                                             30
         Reports  to  Stockholders                                           30

         Stock  Certificates                                                 30
         Financial  Statements  .                                            31

Information  About  Engineering  and  Materials  Technology  Corporation     31
         Overview                                                            31
         Management's  Discussion  and  Analysis  of
         Financial  Condition  and  Results  of  Operations                  31
                  Sales                                                      32
                  Case expenses and general and administrative expenses      32
                  Net  income                                                32
                  Other  income  (expense)                                   33
                  Balance  sheet  items                                      33
                  Liquidity  and  Capital  Resources                         33
Description  of  Engineering  and  Materials'  Business                      35
         Business  Development  .                                            35
         Description  of  Business                                           35
         Competition                                                         37
         Distribution  Methods  .                                            37
         Dependence  on  Major  Customers  or  Suppliers                     37
         Patents,  Trademarks  and  Licenses                                 37
         Governmental  Approval  of  Principal  Products  or  Services       38
         Government  Regulations                                             38
         Research  and  Development                                          38
         Environmental  Laws                                                 38
         Employees                                                           38
         Principal  Plants  and  Property                                    38
         Seasonality                                                         39
         Legal  Proceedings                                                  39
         Market  for  Engineering  and  Materials'  Capital
         Stock  and  Related Stockholder  Matters                            39
         Financial  Statements  .                                            39

Management  Information                                                      39
         Security Ownership of Certain Beneficial Owners and Management      39
         Directors,  Executive  Officers  and  Significant  Employees        42
         Remuneration  of  Directors  and  Officers                          43
                  Employment  Contracts                                      44
                  Stock  Options                                             44
         Certain  Relationships  and  Related  Transactions                  44
                  EMTC's  Transactions  with  Its  Promoters                 44
                  Engineering and Materials' Transactions with Management    44

Interests  of  Named  Experts  and  Counsel                                  45

Experts                                                                      45
Indemnification                                                              45
         Changes  In  and  Disagreements  with  Accountants
         on  Accounting  and   Financial  Disclosures                        46
Financial  Statements  Index                                                 47

Appendix  A  -  Agreement  of  Merger                                       A-1

                              SUMMARY INFORMATION

          This is SuperCorp Inc.'s sixth "spinoff" distribution in eight years to its shareholders of stock in other companies. EMTC International, Inc. was formed by SuperCorp for the purpose of merging into it another company, Engineering and Materials Technology Corporation ("Engineering and Materials") of Oklahoma City, Oklahoma.

          Engineering  and  Materials  provides  an  array  of  engineering  and consulting services related to equipment failure analysis, accident investigation, and quality-control assurance testing and monitoring. Its core specialty is failure analysis and accident prevention analysis of child seats for vehicles. Our merger with it is contingent upon the stockholders of Engineering and Materials voting to approve the merger at a special stockholders' meeting to be held soon.



         Selected  Financial  Data
         -------------------------

         The following table sets forth selected financial data derived from the financial statements of Engineering and Materials.

                                                                         Six Months         Six Months
                                       Year  Ended     Year  Ended         Ended              Ended
                                      Dec. 31. 2002   Dec. 31, 2001     June 30, 2003      June 30, 2002
                                      -------------   -------------     --------------     --------------
Statement  of  Operations  Data:
Engineering  Revenues                   $ 543,783       $ 873,982         $ 130,519          $ 424,489
Operating  Expenses                     $ 824,921       $ 668,522           305,082            402,622
Net  Income  (Loss)                     $(219,436)      $ 163,302          (126,931)             2,369
Primary and Diluted Earnings
  Per Share                             $   0.064       $   0.049            (0.038)             0.001

Current Assets                          $ 387,748       $ 316,610         $ 571,431          $ 424,760

Total Assets                            $ 399,510       $ 389,991         $ 583,359          $ 434,180
Current  Liabilities                    $ 585,579       $ 403,132         $ 895,359          $ 398,444
Total  Liabilities                      $ 585,579       $ 403,132         $ 895,359          $ 398,444
Stockholders Equity                     $(186,069)      $ (13,141)        $(313,000)         $  35,736


         Our company, EMTC International, Inc. ("EMTC"), has no business or assets other than $550 in cash. We do have a stockholder base of approximately 600 stockholders, thanks to this spinoff by SuperCorp. We offer our stockholder base to the Engineering and Materials stockholders. We believe this will provide sufficient benefit to them that they will approve the merger.

         SuperCorp is distributing pro rata to its stockholders one share of EMTC common stock for each 11.164 shares of SuperCorp common stock outstanding. We believe the receipt of spinoff shares in EMTC will result in your realizing negligible or no taxable income.

         Business  Purpose
         -----------------

         The business purpose for the spinoff and the merger for the three companies involved and the benefits and disadvantages for each are believed to be as follows:

               SuperCorp - SuperCorp exists solely to provide shares of spun-off companies to the SuperCorp shareholders. SuperCorp itself will retain no shares of the spun-off company and will realize no gain from the transaction. Its shareholders, however, realize an immediate benefit of ten percent of the equity of Engineering and Materials at virtually no cost or risk to them.

               Engineering and Materials - Engineering and Materials obtains access to the public stock markets through the merger with EMTC. The perceived benefit of this is to enable it to more readily raise capital for its operations and to provide liquidity - a market - for its equity holders. The disadvantages to Engineering and Materials are a ten percent dilution in its equity for each of its shareholders, additional expenses in complying with the reporting requirements of the Securities and Exchange Act of 1934, and the lack of assurances that the merger with EMTC will in fact enable it to more readily raise capital for its operations.

               EMTC - EMTC is only a vehicle created to realize for the SuperCorp shareholders and the Engineering and Materials shareholders the perceived benefits of the spinoff and merger transactions.

         Compensation  to  Insiders
         --------------------------

         The spinoff-merger transaction provides the following compensation and benefits to the companies' officers, directors, promoters, their affiliates and associates:


                                                                   Shares  of  EMTC to be
                            Positions  With  EMTC                  Beneficially  Owned         Shares  of  EMTC  to  be
Insider  or  Promoter       or  SuperCorp                          After  the  Spinoff         Received  in  the  Merger
---------------------       ---------------------                 ------------------------     -------------------------
T.E.  King  II              Director  of  SuperCorp               40,488                               0
Thomas  J.  Kenan           Director and Secretary of SuperCorp   40,488                          84,000(1)
John  E.  Adams             Director  of  SuperCorp               40,488                               0
George  W.  Cole            Director and President of SuperCorp
                            and  EMTC                             41,446                               0
Ronald  Wallace             Director  of  SuperCorp               40,488                               0
-------------------------


         (1) Mr. Kenan is the attorney for the spinoff-merger transaction. For his legal services, he received $25,000 cash and 51,722 shares of common stock of Engineering and Materials (in exchange for $15,000 of legal services), which shares convert to 84,000 shares of common stock of EMTC should the merger be approved.

         Expenses  of  the  Transaction
         ------------------------------

         All expenses of the spinoff and merger transactions, including registration expenses, are being borne by Engineering and Materials. These expenses are estimated to be approximately $39,700 for the spinoff and $56,600 for the merger. The expense to Engineering and Materials for the audit of its financial statements was $23,200 and is estimated to total $8,250 for the auditor's review of its interim financial statements.


         EMTC's address and telephone number is on the cover page of this Prospectus. The addresses and telephone numbers of SuperCorp and Engineering and Materials are as follows:

         SuperCorp Inc.                     Engineering and Materials Technology
         #18                                  Corporation
         12500 St. Andrews Drive            902  N.W.  59th St.
         Oklahoma  City,  OK  73120         Oklahoma  City,  OK  73118
         Telephone:  405-936-9063           Telephone:  405-232-0100


                                  RISK FACTORS

         You  should  carefully  consider  the  following  factors:

         1. Should Engineering and Materials operate at a loss, any perceived benefits of being a public company may never materialize.

                  Engineering and Materials barely operates at a profit. There is no assurance that profitable operations can be maintained. Should the merger be approved and our combined company commences to operate at a loss, the perceived benefits of the stock market may also be lost.

         2. Even if the merger occurs, a public market for EMTC's common stock may not develop or, if it does develop, may be volatile or limited.

                  There is presently no public market for EMTC's common stock. We cannot assure you that a public market for the stock will develop after the occurrence of the merger or, if one develops, that it will be sustained. Any market that develops for the common stock likely will be volatile, and trading in the stock likely will be limited. This can affect your ability to sell the shares you receive in this spinoff distribution.

         3. The potential for growth for the post-merger company depends upon its development of a proprietary prototype Child Safety Seat and "Seal of Safety Approval for Child Seats" employed in vehicles, but it will not have the funds needed to do this.

                  It is believed the post-merger company will have the expertise to develop the standards and tests required for the basis of the Child Safety Seat and the Seal, but it will lack the funds, and has not identified the source of funds, needed for the analysis of vehicle crash data and the testing of proposed standards. No assurance is given that the needed funds can be obtained.

         4.       Our  success  depends  on our ability to retain John Harcourt.

                  Should the merger occur, the post-merger company will be reliant on the continued services of John Harcourt, Engineering and Materials' president and a director. His loss could adversely affect future operations. The immediate principal income of the post-merger company will be Mr. Harcourt's fees as an expert witness in lawsuits based upon injuries to children in vehicle collisions and the lack of adequate protection of children's car seats. The post-merger company would have no employee that could replace him and would have to conduct a talent search to replace him.


         5. Should a change in management seem necessary, it will be difficult for the non-management stockholders to do this.

                  Should the proposed merger be approved, Engineering and Materials' officers and directors and their affiliates will own 66.3% of the common stock of the post-merger company. This amount would enable them to determine the outcome of any vote affecting the control of the post-merger company. Further, the president of the post-merger company, John Harcourt, will own 65.8% of the common stock and will have absolute control of the company and the ability to enforce his will on all management decisions.


         6. Even should a change in management be made, the post-merger company will continue to be under the absolute control of John Harcourt.

                   The president of the post-merger company, John Harcourt, will own 65.8% of the common stock and will have absolute control of the company and the ability to enforce his will on all management decisions.

         7. Engineering and Materials is delinquent in paying its federal income taxes.

                  Engineering and Materials is delinquent in paying $29,500 in federal and state income taxes for 2000, which includes penalties and interest. Until it collects such amounts from its $401,297 in accounts receivable, it is unable to pay these taxes. A failure to pay these income taxes would subject it to possible collection and asset seizure actions by the Internal Revenue Service and the Oklahoma Tax Commission, actions that could disrupt its ability to effectively operate its business.

         8. The post-merger company will be exposed to the possibility of professional liability lawsuits.

                    Engineering and Materials - and the post-merger company should the merger be affected - will provide professional services and consultation that expose it to lawsuits by dissatisfied clients. While Engineering and Materials carries professional liability insurance and the post-merger will continue to do so, there can be no assurance that the insurance policies will protect against all possible liabilities. Such lawsuits can also damage ones reputation and affect future profits.

         9. Should the merger be approved, it is improbable that the post-merger company will declare dividends.


                    The management of Engineering and Materials states that it has no present intention of paying dividends in the near future should the proposed merger be approved and the post-merger company operate at a profit. Rather, it proposes to devote any profits for some time to the growth of the business.

                              BLANK CHECK COMPANY

         EMTC is a "blank check company." A blank check company is a development stage company that is issuing a penny stock, has no specific business plan or purpose, and has indicated that its business plan is to merge with an unidentified company or companies. While EMTC's present intentions are to merge with a specific company - Engineering and Materials, there is no assurance that the shareholders of Engineering and Materials will approve the proposed merger described in this prospectus. Accordingly, this distribution of shares of EMTC is being conducted in compliance with the requirements of the Commission's Rule 419 that governs distributions by blank check companies.

                    SUPERCORP - THE DISTRIBUTING STOCKHOLDER

         SuperCorp Inc. ("SuperCorp") was organized in Oklahoma on October 21, 1988. SuperCorp has approximately 600 stockholders in 32 states. SuperCorp acquired almost all of these stockholders in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp. The SuperCorp shares were distributed to the creditors and stockholders of Naturizer, Inc. SuperCorp's purpose is to engage in "spinoff" activities such as the one described herein. Such spinoff-mergers involve SuperCorp's distribution of registered shares of stock of subsidiary corporations SuperCorp organizes to merge with viable companies. This is the "spinoff" part of a spinoff-merger transaction orchestrated by SuperCorp. The "merger" part requires an approving vote of the stockholders of the viable company - here, Engineering and Materials.

          SuperCorp's assets consist of approximately $53,000 in cash and notes receivable. Each of four of its five directors, John E. Adams, Ronald D. Wallace, T.E. King and Thomas J. Kenan, either directly or by attribution through ownership by family members, owns 452,006 shares of common stock of SuperCorp, which amount is approximately 6.66 percent of the number of its outstanding shares. Our president and director, George W. Cole, either directly or by attribution through ownership by family members, owns 462,706 shares, which amount is approximately 6.82 percent of the number of its outstanding shares.

         SuperCorp  is  not  subject  to  the  reporting requirements imposed by
Section 15(d) of the Securities Act of 1933 or Section 13 of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market. SuperCorp has never sought a market maker for its stock.

         SuperCorp is not registered as a broker-dealer, as it does not engage in the business of effecting transactions in securities for the account of others and it is not engaged in the business of buying and selling securities for its own account.

         Section 3(a)(4) of the Exchange Act defines a broker as "any person engaged in the business of effecting transactions in securities for the account of others" Section 3(a)(5) defines "dealer" as "any person engaged in the business of buying and selling securities for his own account, through a broker or otherwise but not as part of a regular business."

          SuperCorp does effect transactions in securities for others - the creation and distribution of securities to its shareholders, but SuperCorp itself keeps none of these shares and gets nothing - and can get nothing - out of the transactions. One is not engaged in business if ones actions are not calculated to obtain income or something of value for oneself.

          SuperCorp does buy securities of the subsidiaries it creates for a spinoff-merger transaction - at $0.001 a share. But it does not sell these securities. It distributes them to its shareholders and gets nothing of value in return. SuperCorp does not sell securities for its own account.

          In a "general guidance" letter sent in 1995 with regard to In Touch Global LLC, November 14, 1995, the staff of the Commission set forth a number of factors it considers in determining whether a person is a broker-dealer:

          o the type of and basis for any compensation received - (SuperCorp receives no compensation),

          o the extent to which the person holds the funds or securities of others - (SuperCorp does "hold" the spinoff securities for later distribution to its shareholders, but they are not securities of others until it distributes them - and it never holds cash of others),

          o the extent of contact with the public - (SuperCorp's contact with the public is limited to the public nature of the registration statements filed by its subsidiaries), and

          o        whether  the  person  is  "engaged  in  the  business"  -
                   (SuperCorp's activities do not and are not calculated to produce income or something of value for itself).


         SuperCorp organized EMTC in March 2002 as a vehicle for the proposed merger. The company has no business history, $550 in liquid assets, no liabilities, and only one stockholder - SuperCorp, who will "spinoff" its shares in the company to its approximately 600 stockholders before Engineering and Materials' stockholders vote on the merger.

SuperCorp,  Its  Officers  and  Directors  Are  Deemed  to  be  Underwriters.
-----------------------------------------------------------------------------

         The 600,000 spinoff shares described herein are owned by SuperCorp and are to be redistributed by SuperCorp. SuperCorp is deemed to be an underwriter by reason of its intent to distribute such shares. Further, the executive officers and directors of SuperCorp - John E. Adams, Ronald D. Wallace, T.E.
King, George W. Cole and Thomas J. Kenan - are deemed to be underwriters by reason of their direct or indirect participation in such distribution of securities.

         Because SuperCorp, its executive officers and directors are deemed to be underwriters of the spinoff shares, any person who purchases the registered shares within three years after the distribution could assert a claim against them under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered shares SuperCorp distributes to its stockholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

         Open market purchasers may have to prove reliance upon the alleged misstatement or omission. Reliance may not necessarily require a showing that the purchaser actually read the registration statement. It may be sufficient if there is a showing that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

         Exposure  as  a  Control  Person.
         ---------------------------------

         SuperCorp, its executive officers and directors organized EMTC and, since its organization and until the proposed merger should become effective, have been and will be "control persons" of EMTC, as that term is defined in
Section  15  of  the  Securities  Act  of  1933  ("the  Act").

         Section 15 of the Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act:

         o       Section 11, for misrepresentations in a registration statement,

         o Section 12(1) - for the unlawful sale of unregistered securities, and

         o Section 12(2) - for misrepresentations in the sale of securities.

         A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

                  EARLIER  SUPERCORP  SPINOFF-MERGER  TRANSACTIONS

         This transaction with Engineering and Materials, should the stockholders of Engineering and Materials approve it, will be the sixth such "spinoff-merger" transaction effected by SuperCorp with subsidiaries it creates for such purposes.

         The  Lark  Technologies,  Inc.  spinoff-merger.
         -----------------------------------------------

         SuperCorp's first spinoff-merger transaction concerned Lark Technologies, Inc. ("Lark"), a SuperCorp-created subsidiary. Lark merged with a Houston, Texas company engaged in DNA sequencing whose major stockholders are affiliates of the Baylor School of Medicine.

         The Lark spinoff occurred on September 6, 1995. The Lark merger occurred on September 14, 1995. None of SuperCorp's or Lark's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Lark had any involvement in this spinoff-merger. None of these persons received any cash, stock or other thing of value with respect to this transaction other than his pro rata receipt of Lark stock that was spunoff to the SuperCorp stockholders. Subsequent to the Lark spinoff-merger, Lark raised $1 million in a rights offering to its stockholder base.

         The  Dransfield  China  Paper  Corporation  transaction.
         --------------------------------------------------------

         The second spinoff-merger transaction concerned Dransfield China Paper Corporation ("Dransfield"), a SuperCorp-created subsidiary now named DF China Technology, Inc. Dransfield merged with a Hong Kong company engaged in distributing hygienic paper products in Hong Kong and in building integrated paper mills in China. Dransfield's major stockholder is a Hong Kong Stock Exchange-listed company.

         The Dransfield spinoff occurred on February 13, 1997. The Dransfield merger occurred on February 26, 1997. One of SuperCorp's officers and directors, T.E. King, received $45,000 from the Hong Kong company, 11,642 shares of common stock of Dransfield and 250,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for his services in bringing together the Hong Kong company and SuperCorp. Thomas J. Kenan, an officer and a director of SuperCorp, received 20,000 warrants and the other officers and directors of SuperCorp each received 40,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for their past efforts in screening prospective spinoff-merger transactions. All of these warrants expired without being exercised. Each of these officers and directors also received his pro rata distribution of Dransfield shares spunoff by SuperCorp to its stockholders. Subsequent to the Dransfield spinoff-merger,

Dransfield raised $750,000 in a private placement to investors in the U.S. and Hong Kong.

         The  Summit  Technologies,  Inc.  transaction.
         ----------------------------------------------

         The third spinoff-merger transaction concerned Summit Environmental Corporation, Inc. ("Summit"), a SuperCorp-created subsidiary. Summit merged with a Longview, Texas company engaged in marketing a new fire suppressant product and other products manufactured by other companies.

         The Summit spinoff occurred on November 10, 1998. The Summit merger occurred on December 2, 1998.

         None of SuperCorp's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Summit had any involvement in this spinoff-merger other than Thomas J. Kenan, a director and general counsel of SuperCorp. The Longview, Texas company allowed Mr. Kenan to purchase 28,333 shares of its common stock at $0.30 a share in a non-public offering it conducted at this price before the registration statements for the spinoff-merger transaction were filed with the Securities and Exchange Commission.

         George W. Cole, a former SuperCorp director and a person to whom Securities and Exchange Commission rules may attribute the beneficial ownership of more shares of common stock of SuperCorp than any other SuperCorp stockholder, received compensation for finding and negotiating the spinoff-merger transaction with Summit.

         Mr. Cole received $18,500 from the Longview, Texas company for a finder's fee and for consulting services. He exchanged $14,250 of such fee for 23,750 shares of the Longview, Texas company at $0.60 a share prior to the spinoff-merger. Further, SuperCorp allowed him to purchase 125,000 shares of common stock of Summit at $0.001 a share when SuperCorp organized Summit.

         The  TechLite,  Inc.  transaction.
         ----------------------------------

         The fourth spinoff-merger transaction concerned TechLite, Inc. ("TechLite"), a SuperCorp-created subsidiary. TechLite merged with TechLite Applied Sciences, Inc. ("Applied Sciences"), a Tulsa, Oklahoma company engaged in the business of retrofitting lighting fixtures in buildings in such a way as to significantly reduce electricity consumption.

         The TechLite spinoff occurred on September 17, 1999. The TechLite merger occurred on October 21, 1999. Thomas J. Kenan of Oklahoma City, Oklahoma, a director and general counsel of SuperCorp, received 90,000 shares of Applied Sciences before the merger in exchange for legal services he performed for Applied Sciences before the merger. Albert L. Welsh, then the president and a director of SuperCorp, and George W. Cole, now a director of SuperCorp whose spouse Marjorie J. Cole is a significant shareholder of SuperCorp, each received 10,000 shares of common stock of Applied Sciences in exchange for providing financial advice to Applied Sciences from 1997 through 1999. Mr. Welsh and Mr. Cole were each also authorized by the SuperCorp directors to purchase 24,444 shares of common stock of TechLite at $0.001 a share at the time of TechLite's organization in recognition of their services to the SuperCorp shareholders in persuading the directors of Applied Sciences to favorably consider the merger with TechLite.

         After each of the above four spinoff-merger transactions was consummated, SuperCorp director Thomas J. Kenan became involved with each company as an attorney. He has represented each company from time to time as a securities lawyer. He received cash fees for such services at his customary billing rates. He also was invited by Dransfield to serve as a non-management director of Dransfield and of its Hong Kong Stock Exchange-listed parent, Dransfield Holdings Limited. He receives no compensation for such director's services but has been granted options to purchase 25,000 shares of Dransfield at $2.60 a share, 15,000 shares at $1.75 a share and 10,000 shares at $1.58 a share. The options have not been exercised. He was invited by Summit to serve as a non-management director. He receives no compensation for such services but was granted an option to purchase 40,000 shares of Summit at $1.00 a share. The options have not been exercised.

         The  KingThomason  Group,  Inc.  transaction.
         ---------------------------------------------

         The fifth spinoff-merger transaction concerned The KingThomason Group, Inc. ("KingThomason"), a SuperCorp-created subsidiary. KingThomason merged with a San Ramon, California company that designs and sells insurance and financial services and products for niche markets.

         The KingThomason spinoff occurred on November 7, 2001. The KingThomason merger occurred on December 7, 2001.

         T.E. King II, a director of SuperCorp and the father of T.E. King III, the president of the San Ramon, California company that merged into KingThomason, was allowed by SuperCorp to purchase 375,000 shares of common stock of KingThomason at $0.001 a share prior to the spinoff and merger. He received these shares in the capacity of a "finder." Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp, was requested by the president of the San Ramon company to accept 50,000 shares of the pre-merger San Ramon company in exchange for $20,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of the San Ramon company, which shares converted into 50,000 shares of KingThomason when the merger occurred.

         Lark's common stock trades on the OTC Bulletin Board under the symbol "LDNA." Dransfield's common stock trades on the Nasdaq SmallCap Market under the symbol "DFCT." Summit's common stock trades on the OTC Bulletin Board under the symbol "SEVT." TechLite's common stock trades on the OTC Bulletin Board under the symbol "THLT." KingThomason's common stock trades on the OTC Bulletin Board under the symbol "KGTH". Lark, Dransfield, Summit, TechLite and KingThomason are viable, operating companies. Their common stock prices are quoted daily. All five file reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934.

                         TERMS  OF  THE  MERGER  TRANSACTION

         EMTC, SuperCorp, and Engineering and Materials have entered into an agreement of merger between EMTC and Engineering and Materials. A copy of the agreement appears as "Appendix A - Agreement of Merger." For the merger to occur, each of the following must occur:

         o Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. This has occurred. The registration statements cover the following:

              o the 5,400,000 merger shares - the shares EMTC offers to the stockholders of Engineering and Materials, and

              o the 600,000 spinoff shares - the shares SuperCorp will distribute to its more than 600 stockholders.

         o The stockholders of each of EMTC and of Engineering and Materials must, by a majority vote of the shares outstanding, approve the merger.

Terms  of  the  Merger.
-----------------------

         The  terms  of  the  proposed  merger  are  as  follows:

         1.       Engineering  and  Materials  shall  merge  into  EMTC.

         2. All 3,325,000 presently outstanding shares of common stock of Engineering and Materials shall be converted, pro rata, into 5,400,000 shares of common stock of EMTC.

         3. There shall be no fractional shares. Otherwise fractional shares shall be rounded up or down to the nearest whole number of shares.

         4. The present business of Engineering and Materials shall be conducted after the merger by EMTC, into which Engineering and Materials shall have merged. Engineering and Materials' management and directors shall become the management and directors of the combined company.

        5. Prior to the merger, SuperCorp shall distribute in a "spinoff" to its stockholders, on a basis proportionate to their stockholdings in SuperCorp, the 600,000 shares of common stock of EMTC now held by SuperCorp. Each SuperCorp stockholder shall receive one share of EMTC for each 11.164 shares of SuperCorp held of record on the date on the cover of this Prospectus.

         6. The historical financial statements of the post-merger company shall be those of Engineering and Materials. The fiscal year of the post-merger company will be December 31, the end of Engineering and Materials' fiscal year.

         7. Should the stockholders of Engineering and Materials not approve the merger, none of EMTC, Engineering and Materials, or SuperCorp shall be liable to any of the others. However, in any event, Engineering and Materials must pay all three parties' expenses relating to the registration of the shares described herein.

Degree  of  Management  Control  of  Vote  on  Merger.
------------------------------------------------------

         The merger must be approved by a vote of a majority of the outstanding shares of common stock of each of EMTC and Engineering and Materials. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: EMTC - 100%; and Engineering and Materials - 74%. Engineering and Materials' officers, directors and affiliates, even though they are recommending approval of the merger, have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Agreement  and  Plan  of  Merger.
---------------------------------

         The complete agreement of merger among EMTC, Engineering and Materials, and SuperCorp is included in this Prospectus. See "Appendix A - Agreement of Merger."

                    TRANSACTIONS  WITH  INSIDERS  AND  PROMOTERS

         The 600,000 spinoff shares of EMTC will be distributed pro rata to all SuperCorp stockholders of record on the date on the cover page of this Prospectus.

         In February 2002 the president of Engineering and Materials, John Harcourt, asked Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp, if Kenan would accept 51,722 shares of common stock of Engineering and Materials in exchange for $15,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 51,722 shares of common stock of Engineering and Materials in exchange for $15,000 of his legal services. These 51,722 shares will convert into 84,000 shares of EMTC if the merger is approved and effected.

         Thomas J. Kenan, either directly or by attribution, is a stockholder of SuperCorp. He will receive spinoff shares in the pro rata spinoff distribution. He may be deemed to be a "promoter" or "insider" of the company who will receive benefits from the transaction not received by other SuperCorp stockholders.


         There are other persons that may be deemed to be "promoters" or "insiders" - the officers and other directors of SuperCorp, which persons will receive shares of EMTC pro rata with all other SuperCorp shareholders but which persons assisted in the promotion of the spinoff and merger transactions described herein. The identities of all the insiders and promoters, their positions with EMTC and with SuperCorp, the shares of EMTC and of Engineering and Materials each now owns beneficially, his beneficial ownership of EMTC shares following the spinoff but prior to the merger, and the receipt by one of them of additional shares of EMTC should the merger be approved are as follows:


                                                               Shares  Beneficially Owned  Now
                                                               -------------------------------
                                                                                               Shares  To  Be
                                                                                                 Beneficially      Shares To Be
     Insider  or             Position  with  EMTC                        Engineering  and      Owned  After  the   Received  in
      Promoter                 or  SuperCorp                   EMTC         Materials              Spinoff          the  Merger
      --------              ------------------              ----------      ---------          ---------------     ------------
T.E.  King  II              Director  of  SuperCorp         600,000(1)             0                 40,488                 0

Thomas  J.  Kenan           Director and Secretary of       600,000(1)        51,722                 40,488            84,000
                            SuperCorp

John E. Adams               Director of SuperCorp           600,000(1)             0                 40,488                 0

George W. Cole              Director and President of       600,000(1)             0                 41,446                 0
                            SuperCorp  and  of  EMTC

Ronald Wallace              Director of SuperCorp           600,000(1)             0                 40,488                 0

-------------------------

         (1) All these shares are owned of record by SuperCorp and are attributed beneficially to this person because he is a director of SuperCorp.

         None of the persons listed in the table above as an insider or promoter has been, in the last five years -

         o the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer at the time of the bankruptcy or within two years prior to that time,

         o convicted in any criminal proceeding or is now subject to a pending criminal proceeding,

         o subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining , barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

         o found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Services  Rendered  by  Insiders.
---------------------------------

         Thomas J. Kenan may be deemed to be an "insider" or "promoter" in connection with the purchase by Mr. Kenan of 51,722 shares of Engineering and Materials common stock for $15,000 worth of legal services, or $0.29 a share. Mr. Kenan also performed services for EMTC and for SuperCorp Inc.


         The table below compares the EMTC shares of common stock to be received by the insiders and the shares to be received by other SuperCorp stockholders and the Engineering and Materials stockholders:

                                           EMTC  Insiders

                                                                                       Other
     Type  of                                                            Other       Engineering
       EMTC                            Spinoff          Merger         SuperCorp    and  Materials
     Security          Held  Now        Shares          Shares        Shareholders    Shareholders       Total
     --------          ---------        ------          ------        ------------    ------------       -----
Common  Stock             0            203,398 (1)      84,000 (2)      396,602 (3)   5,316,000(4)      6,000,000

Percent                   0%              3.39%            1.4%            6.61%           88.6%              100%

(1) To be received by the SuperCorp officers and directors. All spinoff shares held by SuperCorp are deemed by the Commission to be "underwriter's shares" that must be registered with the Commission before they may be transferred.

(2) To be acquired by Thomas J. Kenan, Esq., a director and secretary of SuperCorp, should the merger with Engineering and Materials be approved, through the conversion of 51,722 shares of Engineering and Materials common stock purchased by him at $0.29 a share in the exchange of $15,000 of legal services performed by him for Engineering and Materials for 84,000 shares of common stock of post-merger EMTC. These shares will be registered with the Commission for the merger and will be unrestricted for transfer in the stock market.

(3) All spinoff shares held by SuperCorp are deemed by the Commission to be "underwriter's shares" that must be registered with the Commission before they may be transferred. This Prospectus is part of a registration statement that registers all spinoff shares for transfer to all the SuperCorp shareholders.

(4) Registered with the Commission for the proposed merger with Engineering and Materials. However, 3,975,000 of these shares would be held by persons that are affiliates of Engineering and Materials before the merger and will be affiliates of the post-merger company (officers and directors and controlling shareholders) and would be subject to certain limitations on resale imposed by Rule 145(c) and (d) of the Commission.

                              PLAN OF DISTRIBUTION

The  Escrow  Arrangement.
-------------------------

         A vote to approve the merger by the stockholders of EMTC is assured. After such vote but before any vote by the stockholders of Engineering and Materials, SuperCorp shall spinoff - by way of a dividend - to its stockholders the 600,000 shares of common stock of EMTC held by it. Certificates representing the 600,000 spinoff shares shall be distributed by SuperCorp to BancFirst, N.A. of Oklahoma City, Oklahoma to be held in escrow pursuant to the provisions of Securities and Exchange Commission Regulation 230.419 - called herein "Rule 419." Later distribution of the spinoff shares by the escrow agent would be as follows:

         Should the Merger Occur. Should Engineering and Materials' stockholders approve the merger, EMTC shall supplement this Prospectus and shall file a Form 8-K or a Rule 424 Prospectus with the Commission to indicate the fact and date of the merger. When EMTC's common stock is declared eligible for quotation on the OTC Bulletin Board, the company shall provide to the escrow agent the company's representation that the requirements of Rule 419(e) have been met. The escrow agent shall then mail the escrowed certificates representing the 600,000 spinoff shares to the owners of such securities.

         Should the Merger Not Occur. There can be no assurance that the proposed merger between EMTC and Engineering and Materials will occur, because a favorable, majority stockholder vote of Engineering and Materials' stockholders must be obtained. No assurance can be given that such will be obtained.

         Should  the  merger  not  occur,

         o EMTC will file a supplement to this Prospectus and a Form 8-K with the Commission to reveal that the merger was not approved,

         o Engineering and Materials will continue as a separate corporation with its existing assets and business,

         o    EMTC  still  will  have  no  significant  assets  or business, and

         o There will be no trading market for EMTC's stock, which will still be held in escrow by the escrow agent. As long as this escrow continues, no transfer or other disposition of the securities held in escrow shall be permitted other than:

         o    by  will  or  the  laws  of  descent  and  distribution,  or

         o pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income
              Security  Act  or  the  rules  thereunder.

         EMTC's and SuperCorp's management have no specific plans for an alternative to a rejection of the proposed merger. They would commence to seek to acquire a business or assets that would constitute a business. Such management or SuperCorp would pay the costs of such search. The search would be subject to the following additional requirements of Rule 419:

         Probable  Acquisition  Post-Effective  Amendment  Requirement
         -------------------------------------------------------------

         Upon execution of any agreement for the acquisition of a business or assets that would constitute a business and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the $600 proceeds from the sale by EMTC to SuperCorp of the spinoff shares, Rule 419 requires that EMTC must file with the Securities and Exchange Commission a post-effective amendment to its earlier filed registration statement, which post-effective amendment:

          o must contain complete disclosure documentation about the alternative business or assets acquisition, including financial statements of EMTC and of the company to be acquired as well as pro forma financial information, and

          o   disclose  the  terms  of  the  offering,  as  follows:

         Terms  of  the  Offering
         ------------------------

         The terms of the offering must provide, and EMTC must satisfy, the following conditions:

          o no later than five business days after the effective date of the post-effective amendment, EMTC must send by first-class mail or other equally prompt means, to each record owner of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendments or supplements thereto,

          o each such owner shall be given no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify EMTC in writing that he or she elects to remain an owner of the spinoff shares registered in his or her name. If EMTC has not received such written notification by the 45th business day following the effective date of the post-effective amendment, interest or dividends, if any, held in the escrow account shall be sent to the owner within five business days,

          o the registered owners of at least 80 percent of the spinoff shares must affirmatively elect to remain an owner of his or her spinoff shares, and

          o if a consummation acquisition meeting the requirements set forth above and of Rule 419 has not occurred by a date eighteen months after the effective date of the initial registration statement, the securities held in escrow shall be returned by first-class mail or equally prompt means to EMTC within five days following that date.

         Conditions  for  Release  of  Deposited  Securities
         ---------------------------------------------------

         Securities held in the escrow account may be delivered to the registered holders identified on the deposited securities only at the same time as or after:

         o the escrow agent has received a signed representation from EMTC, together with other evidence acceptable to the escrow agent, that the requirements set forth above under "Post-Effective Amendment for Acquisition Agreement" and
              "Terms  of  the  Offering"  have  been  met  and

         o there has been consummation of an acquisition meeting the 80-percent requirements set forth above.

         Prospectus  Supplement
         -----------------------

         If securities are released from the escrow to EMTC, the prospectus shall be supplemented to indicate the amount of securities released and the date of release.

         Should the above conditions of Rule 419 not be met, the stock certificates will be returned to EMTC for cancellation.

         Financial  Statements  Requirement
         ----------------------------------

         In the event the proposed acquisition is approved in accordance with the above conditions of Rule 419, no later than 90 days after the end of the first full fiscal year of operations following consummation of the acquisition, as described above, EMTC shall furnish its stockholders audited financial statements for such year as well as management's discussion and analysis of such information. This information must also be filed with the Commission under cover of Form 8-K unless the company was filing the reports required by Section 13(a) or 15(d) of the Securities Exchange Act.

Expenses  of  the  Spinoff  and  Merger.
----------------------------------------

         The estimated expenses of the spinoff and the merger are $96,300. All of these expenses are being borne by Engineering and Materials, with whom the company proposes to merge. These estimated expenses are federal and state registration fees - $100; filing expenses (EDGAR) - $8,000; stock transfer agent's fee - $4,000; escrow agent's fee - $500; printing and engraving - $4,000; legal fees - $44,000; auditor's fee - $31,100; mailing cost - $2,300;
and  Moody's  OTC  Industrial  Manual  publication  fee  -  $2,300.

                            DESCRIPTION  OF  SECURITIES

         Common Stock. Each of EMTC and Engineering and Materials is an Oklahoma corporation. EMTC is authorized to issue 40 million shares of common stock, $0.001 par value, and has 600,000 shares of common stock issued and outstanding. Engineering and Materials is authorized to issue 50 million shares of common stock, $0.0001 par value, of which 3,325,000 shares of its common stock are issued and outstanding.

                Voting rights. Stockholders have one vote a share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

                Dividend rights. Stockholders receive dividends when and if declared by the board of directors out of funds of the corporation legally available therefor.

                Liquidation rights. Upon any liquidation, dissolution or winding up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

                Preemptive rights. Stockholders do not have preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the corporation.

                Registrar and transfer agent. Securities Transfer Corporation of Dallas, Texas is the transfer agent and registrar of the common stock of EMTC. Engineering and Materials serves as its own registrar and transfer agent.

                Dissenters' rights. A stockholder has "dissenters' rights" which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

         Preferred Stock. EMTC is authorized to issue 10 million shares of preferred stock, $0.001 par value, and Engineering and Materials is authorized to issue 10 million shares of preferred stock, $0.0001 par value. The preferred stock of each corporation may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

         There are no shares of preferred stock of EMTC or of Engineering and Materials issued and outstanding.


                         FEDERAL  INCOME  TAX  CONSEQUENCES

         The Merger. The merger should qualify as a type "A" tax-free reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code. However, because EMTC is newly organized, the "step transaction doctrine" might be applied. If so, the company might be considered a continuation of Engineering and Materials with only a change of name or place of incorporation, a type "F" tax-free reorganization under Section 368(a)(1).

         The Spinoff. The distribution by SuperCorp to its stockholders of the 600,000 spinoff shares will be a taxable event to SuperCorp and to each of its stockholders receiving any of the spinoff shares. Gain (but not loss) would be recognized by SuperCorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of EMTC's stock on the date of actual distribution over the tax basis to SuperCorp of such stock.

         Stockholders of SuperCorp. As for SuperCorp's stockholders who receive spinoff shares of EMTC, the spinoff shall occur prior to the vote by Engineering and Materials' stockholders to accept or reject the merger. Because the result of the vote by Engineering and Materials' stockholders cannot be forecast, and because the merger cannot and shall not become effective until after a favorable vote is obtained on the merger, it is more likely than not that the fair market value of the spinoff shares on the date of the spinoff should not have increased over the $0.001 price paid by SuperCorp for the 600,000 spinoff shares.

         SuperCorp has no current or accumulated earnings. The distribution is being made from its excess capital. Each stockholder of SuperCorp should reduce the adjusted basis of his SuperCorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share. SuperCorp undertakes to advise its stockholders in early 2003 should it deem the fair market value of the distributed spinoff shares on the date of distribution to have been different than $0.001 per share or should it have had net earnings in 2001 which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

         The above discussion as to U.S. income tax consequences is not based upon an advance ruling by the Treasury Department but upon the opinion of Thomas

J.  Kenan,  esquire,  in  his  capacity  as  tax  counsel  to  EMTC.

                         OTHER  FINANCIAL  CONSIDERATIONS

Pro  Forma  Financial  Information  and  Dilution.
--------------------------------------------------

         The following sets forth certain pro forma financial information giving effect to the merger:

                   PRO  FORMA  STATEMENT  OF  FINANCIAL  CONDITION
                                December  31,  2002

                                                 Engineering &
                                    EMTC           Materials          Pro  Forma          Pro  Forma
                                (Historical)     (Historical)         Adjustments          Combined
                                ------------      ------------        -----------          ---------
ASSETS
Current assets                      $550            $387,748             $       -         $388,298
Property and equipment                 -               8,417                     -            8,417
Other assets                           -               3,345                     -            3,345
                                    ----            --------             ---------         --------
TOTAL ASSETS                        $550            $399,510             $       -         $400,060
                                    ====            ========             =========         ========

LIABILITIES  AND
STOCKHOLDERS'  EQUITY

Current liabilities                 $  -            $585,579             $       -         $585,579
Long term liabilities                  -                   -                     -                -
                                    ----            --------             ---------         --------
  Total liabilities                    -            $585,579                     -         $585,579
                                    ----            --------             ---------         --------

Stockholders'  equity:
Common stock                         600                 333                 5,067            6,000
Additional paid-in capital             -              88,354                21,441          109,795
Stock Subscribed                       -               5,000                25,000           30,000
Stock Subscription Receivable          -              (5,000)              (25,000)         (30,000)
Retained earnings (deficit)          (50)           (274,756)              (26,508)        (301,314)
                                    ----            --------             ---------         --------
  Total stockholders' equity         550            (186,069)                    -         (185,519)
                                    ----            --------             ---------         --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                $550            $399,510             $       -         $400,060
                                    ====            ========             =========         ========

                          PRO FORMA STATEMENT OF INCOME
                      Fiscal Year Ended December 31, 2002

                                                 Engineering &
                                    EMTC           Materials          Pro  Forma          Pro  Forma
                                (Historical)      (Historical)        Adjustments          Combined
                                ------------      ------------        -----------          --------

Sales                            $        -        $   543,783         $       -         $   543,783
Operating expenses                       50            824,921            26,508             851,479
                                 ----------        -----------         ---------         -----------
Income (Loss) from operations           (50)          (281,138)          (26,508)           (307,696)
Other income (loss)                       -             (5,264)                -              (5,264)
                                 ----------        -----------         ---------         -----------
Income before taxes                     (50)          (286,402)          (26,508)           (312,960)
Provision for taxes                       -            (66,966)                -             (66,966)
                                 ----------        -----------         ---------         -----------

NET INCOME                       $      (50)       $  (219,436)        $ (26,508)        $  (245,994)
                                 ==========        ===========         =========         ===========

EARNINGS  PER  SHARE

  Net income                     $      (50)       $  (219,436)        $ (26,508)        $  (245,944)

  Weighted-average
  number  of  shares
  outstanding                       600,000          3,325,000         2,675,000           6,000,000

  Earnings per share                    Nil              $0.06                 -                0.04


NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of December 31, 2002 as if outstanding as of the beginning of the period.

(3) Effective March 1, 2002, the sole shareholder of Engineering and Materials, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:

                Class                   Shares         Cash  and  Notes     Compensation
          --------------             ------------      ----------------     ------------
     Company  directors                 21,551                 -            $  1,077

     Family  members                   123,148                 -                   -

     Employees                           8,619                 -                 431

     Legal  Fees                        51,722                 -              15,000

     Unrelated  party                    1,231                 -                   -

     New  stockholder  group           689,632           $35,000                   -
                                       -------           -------            --------

        Totals                         895,903           $35,000            $ 16,508
                                       =======           =======            ========

          The cash and notes reflected above represent $10,000 cash paid directly to Engineering and Materials' attorney, $20,000 paid to the shareholder, and a verbal agreement to pay $5,000. The $5,000 is reflected in the proforma balance sheet as a stock subscription receivable. The balance of the transaction has occurred and is reflected in the historical statements of Engineering and Materials.

         Since no additional shares are being issued with respect to these transactions, all amounts are paid-in-capital transactions or stock subscribed.

(4) Pro forma adjustment of $26,508 consists of $10,000 cash paid for legal fees, $15,000 in stock issued for legal fees, and $1,508 in stock issued as compensation.

(5) Effective March 13, 2002, Engineering and Materials has entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation.

         The management shareholders, who hold approximately 74% of the outstanding stock of the Company have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

                   PRO  FORMA  STATEMENT  OF  FINANCIAL  CONDITION

                                  June 30, 2003

                                                 Engineering &
                                    EMTC           Materials          Pro  Forma          Pro  Forma
                                (Historical)     (Historical)         Adjustments          Combined
                                ------------      ------------        -----------          --------
                                                  (Unaudited)
                                                  -----------
ASSETS
Current assets                   $550             $ 571,431             $     -           $ 571,981
Property and equipment              -                 7,583                   -               7,583
Other assets                        -                 3,345                   -               3,345
                                 ----             ---------             -------           ---------
TOTAL ASSETS                     $550             $ 582,359             $     -           $ 582,909
                                 ====             =========             =======           =========

LIABILITIES  AND
STOCKHOLDERS'  EQUITY
Current liabilities              $  -             $ 895,359             $     -           $ 895,359
Long term liabilities               -                     -                   -                   -
                                 ----             ---------             -------           ---------
  Total liabilities                 -               895,359                   -             895,359
                                 ----             ---------             -------           ---------

Stockholders'  equity:
  Common stock                    600                   333               5,067               6,000
  Additional paid-in capital        -                88,354              (5,067)             83,287
  Stock Subscribed                  -                 5,000                   -               5,000
  Stock Subscription Receivable     -                (5,000)                  -              (5,000)
  Retained earnings (deficit)     (50)             (401,687)                  -            (401,737)
                                 ----             ---------             -------           ---------

    Total stockholders'
    equity                        550              (313,000)                  -            (312,450)
                                 ----             ---------             -------           ---------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY             $550             $ 582,359             $     -           $ 582,909
                                 ====             =========             =======           =========

                   PRO  FORMA  STATEMENT  OF  FINANCIAL  CONDITION

                     For the six months ended June 30, 2003


                                                 Engineering &
                                    EMTC           Materials          Pro  Forma          Pro  Forma
                                (Historical)      (Historical)        Adjustments          Combined
                                 (Unaudited)       (Unaudited)
                                ------------     -------------        -----------         -----------
Sales                            $        -        $  130,519         $         -         $  130,519
Operating expenses                       50           305,082                   -            305,132
                                 ----------        ----------         -----------         ----------
Income  from operations                 (50)         (174,563)                  -           (174,613)
Other income                              -                 -                   -                  -
                                 ----------        ----------         -----------         ----------
Income before taxes                     (50)         (174,563)                  -           (174,613)
Provision for taxes                       -           (47,632)                  -            (47,632)
                                 ----------        ----------         -----------         ----------

NET INCOME                       $      (50)       $ (126,931)        $         -         $ (126,981)
                                 ==========        ==========         ===========         ==========

EARNINGS  PER  SHARE

  Net income                     $      (50)         (126,931)        $         -         $ (126,981)
                                 ==========        ==========         ===========         ==========

  Weighted-average
  number  of  shares
  outstanding                       600,000         3,325,000           2,675,000          6,000,000

  Earnings (loss) per share             Nil               Nil                 Nil                Nil

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of June 30, 2003 as if outstanding as of the beginning of the period.

(3) Effective March 1, 2002, the president and sole shareholder of Engineering and Materials, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:

                Class                   Shares         Cash  and  Notes     Compensation
          --------------             ------------      ----------------     ------------
        Company  directors               21,551                 -             $  1,077

        Family  members                 123,148                 -                    -

        Employees                         8,619                 -                  431

        Legal  Fees                      51,722                 -               15,000

        Unrelated  party                  1,231                 -                    -

        New  stockholder  group         689,632          $ 35,000                    -
                                        -------          --------             --------
        Totals                          895,903          $ 35,000            $  16,508
                                        =======          ========            =========


          The cash and notes reflected above represent $10,000 cash paid directly to Engineering and Materials' attorney, $20,000 paid to the stockholder, and a verbal agreement to pay $5,000. The $5,000 is reflected in the proforma balance sheet as a stock subscription receivable. The balance of the transaction has occurred and is reflected in the historical statements of Engineering and Materials.

          Since no additional shares are being issued with respect to these transactions, all amounts are paid-in-capital transactions or stock subscribed.

(4)       Effective March 13, 2002, Engineering and Material has entered  into a
          merger  agreement   with  EMTC  International,  Inc.,  a  wholly-owned
          subsidiary  of  SuperCorp,  Inc.,  an  Oklahoma  corporation.

          The management shareholders, who hold approximately 74% of the outstanding stock of Engineering and Material have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Material  Contacts  Among  the  Companies.
------------------------------------------

         In January 2002, Benjamin Wei, a friend of John Harcourt, president of Engineering and Materials, contacted Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp. Mr. Wei had several months earlier been introduced to Mr. Kenan by the son of one of the partners of Mr. Kenan's law firm and had been informed at that time by Mr. Kenan of SuperCorp and the spinoff-merger transactions SuperCorp effects.

         In January 2002, Mr. Wei introduced Mr. Kenan to John Harcourt, the president of Engineering and Materials. After a discussion concerning Engineering and Materials' business and prospects, a deal was struck to effectuate a spinoff-merger transaction with SuperCorp organizing a new subsidiary - EMTC International, Inc., which would issue 600,000 shares of its common stock to SuperCorp for $600, and 5,400,000 shares of its common stock to the shareholders of Engineering and Materials should they approve a merger of their company with EMTC International, Inc.


         As a result of this agreement to effectuate a spinoff-merger transaction, by prior agreement between Mr. Wei and Mr. Harcourt and upon Mr. Wei's agreement to pay $15,000 of the expenses of the spinoff-merger transaction, Mr. Wei was issued 116,495 shares of common stock of Engineering and Materials, which shares will convert into 190,000 shares of common stock of EMTC International should the merger between EMTC International and Engineering and Materials be effected.

         Mr. Wei may be deemed to be a "finder" with regard to the proposed spinoff-merger transaction. He has had a previous relationship with Engineering and Materials, but none with any other party to the spinoff-merger transaction. His previous relationship with Engineering and Materials was that of being a minority (less than 5 percent) owner of Benchmark Global Capital Group, which has as one of its subsidiaries a broker-dealer member of NASD, Benchmark Securities. In November 2001 Mr. Wei attempted - without success - to introduce Engineering and Materials to New York-based firms for a possible public (or private) offering of shares of Engineering and Materials. Neither Benchmark Securities nor Global Capital Group has any involvement with Engineering and Materials or with this merger.

         In February 2002, the president of Engineering and Materials, John Harcourt, asked Mr. Kenan if he would accept 51,722 shares of common stock of Engineering and Materials in exchange for $15,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 51,722 shares of common stock of Engineering and Materials, which shares will convert into 84,000 shares of EMTC should the merger be approved and effected. Mr. Kenan was also asked to serve as an advisory director of Engineering and Materials for three years for no compensation. Mr. Kenan agreed to do so.

         Other than the proposed spinoff and merger and the matters described above, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Engineering and Materials, EMTC, and SuperCorp during the periods for which financial statements appear herein.

                             PENNY  STOCK  REGULATIONS

         There is no way to predict a price range within which EMTC's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, EMTC's common stock, initially at least, would be subject to the rules governing "penny stocks."

         A  "penny  stock"  is  any  stock  that:

         o        sells  for  less  than  $5  a  share.

         o is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

         o is not a stock of a "substantial issuer." EMTC is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

         There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

The  Penny  Stock  Suitability  Rule
------------------------------------

         Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

         After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

         Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

         The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

         The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

         o        transactions  not  recommended  by  the  broker-dealer,

         o        sales  to  institutional  accredited  investors,

         o sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

         o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The  Penny  Stock  Disclosure  Rule
-----------------------------------

         Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

Effects  of  the  Rule
----------------------

         The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

         EMTC's spinoff shares and merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                   INFORMATION  ABOUT  EMTC  INTERNATIONAL,  INC.

         EMTC International, Inc. was incorporated under the laws of the State of Oklahoma on March 12, 2002. It has no business, significant assets or employees. Its management serves without pay.

Description  of  Business  and  Properties.
-------------------------------------------

         Should Engineering and Materials' stockholders approve the merger, EMTC shall be the surviving company, but its management shall not remain as the management of the post-merger company. Control of the company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present stockholders of Engineering and Materials. Engineering and Materials' present management shall become the management of the company.

         Engineering and Materials' present management advises us that it shall continue the business of Engineering and Materials as the business of EMTC after the merger.

         EMTC's present management consists of one person, George W. Cole. Mr. Cole is a stock broker employed by Dominion Financial Services, Inc. and has his office in Oklahoma City, Oklahoma. Mr. Cole is president and a director of SuperCorp.

Legal  Proceedings.
-------------------

         Neither EMTC nor its property is a party to or the subject of pending legal proceedings.

Market  for  EMTC's  Common  Stock  and  Related  Stockholder  Matters.
-----------------------------------------------------------------------

         There is no present public trading market in the U.S. or elsewhere for EMTC's common stock. Its issued and outstanding shares are held by only one shareholder - SuperCorp, 600,000 shares. After the spinoff and before any vote on the merger by the stockholders of Engineering and Materials, EMTC shall have approximately 600 shareholders, but all certificates representing the 600,000 spinoff shares shall be held in escrow by the escrow agent.

         Should the merger be approved, (1) the escrow agent will release from escrow the certificates representing the ownership of the escrowed shares. These certificates would be delivered to the approximately 600 SuperCorp stockholders owning the securities represented by the certificates, and (2) the 15 stockholders of Engineering and Materials will receive 5,400,000 shares of common stock of EMTC in exchange for the 3,325,000 outstanding shares of capital stock of Engineering and Materials. At that time there shall be approximately 615 shareholders of the company.

Rule  144  and  Rule  145  Restrictions  on  Trading.
-----------------------------------------------------

         Should the merger be approved, all six million outstanding shares of common stock of EMTC shall have been issued or distributed pursuant to registration with the Commission. The SuperCorp directors' 203,398 spinoff shares may be deemed to be "underwriters shares" requiring registration. And, there will be certain restrictions on the transfer for value of others of the six million outstanding shares.

         Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The persons that are affiliates of Engineering and Materials at the time of the vote on the merger are expected to be affiliates of the post-merger company. In order to sell their shares, such persons are deemed to be "underwriters" and must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such persons as long as they remain affiliates of the post-merger company, that:

          o the company must have been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act for at least 90 days,

          o the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

          o       transfers  for  value by such affiliates can occur only either
                  (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

          o each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (60,000 shares would be one percent immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

         The above resale provisions of Rule 145 shall continue for such persons as long as they are affiliates of the post-merger company. However, should they become non-affiliates of the post-merger company, then, after one year after the merger, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

         The table below sets forth the restrictions on trading that will apply to all 6,000,000 shares of common stock of EMTC that will be outstanding after the merger, should the merger be approved:

                                                           Number  of  Shares
                                                      ---------------------------
                                                     Subject  to      Not  Subject
                                                       Trading         to  Trading
                                                     Restrictions     Restrictions

         Spinoff  shares  received
           by  officers  and  directors
           of  SuperCorp                               203,398(1)

         Spinoff  shares  received
           by  other  SuperCorp  shareholders                            396,602

         Engineering and Materials shareholders not
           affiliated with Engineering and Materials
           before  the  merger                                         1,425,000

         Engineering  and  Materials  shareholders
           that are affiliates of Engineering and
           Materials  before  the  merger            3,975,000(2)              0
                                                     ---------         ---------

                                                     4,178,398         1,821,602

-------------------

(1) The officers and directors of SuperCorp may be deemed to be "underwriters" of the spinoff transaction. If so, absent registration, none of their shares may be transferred for value.

(2)      Subject  to  the  Rule  145  restrictions  on  trading described above.

         Accordingly, after the effective date of the merger and the redistribution of the spinoff shares, there shall be 1,821,602 shares in the "public float," i.e., subject to no securities law restrictions on their being traded or transferred for value. We estimate that approximately 605 persons will own these shares of record. The offering of them for sale could have a materially adverse effect on the market price of the company's stock. Further, the affiliates of Engineering and Materials will hold an additional 3,975,000 shares and will be able to sell these shares pursuant to Rule 145 of the Securities Act.

         No equity of EMTC is subject to outstanding options or warrants to purchase, or securities convertible into, equity of EMTC.

         Dividends. EMTC has had no operations or earnings and has declared no dividends on our capital stock. Should the merger be approved, there are no restrictions that would, or are likely to, limit the ability of EMTC to pay dividends on its common stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes.

         Stock  Options.
         ---------------

         EMTC has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

         Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted no options to any person.

         Registration Statement. EMTC has filed with the Securities and Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the
Securities Act of 1933 with respect to the common stock offered by this Prospectus. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. EMTC is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

         Reports to Stockholders. EMTC will file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB, and periodic 8-K reports. EMTC also intends to furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

         Stock Certificates. Certificates for the securities offered hereby will be ready for delivery within one week after the date of this Prospectus.

Financial  Statements.
----------------------

         See "Financial Statements - EMTC International, Inc." for the independent auditor's report dated July 2, 2003, with respect to EMTC's balance sheet as of December 31, 2002 and the notes to the financial statements; and the balance sheet as of June 30, 2003 and the notes to the financial statements.


       INFORMATION  ABOUT  ENGINEERING  AND  MATERIALS  TECHNOLOGY  CORPORATION

Overview.
--------

         Engineering  and  Materials  provides  an  array   of  engineering  and
consulting services related to equipment failure analysis, accident investigation, and quality-control assurance testing and monitoring. Its core specialty is failure analysis and accident prevention analysis of child seats for vehicles.

         Engineering and Materials has its headquarters in Oklahoma City, Oklahoma. Its fiscal year ends December 31. It operated at a profit after taxes of $163,302 in 2001 and at a loss after taxes of $219,436 in 2002. Its retained earnings are $(274,756).

Management's Discussion and Analysis of Financial Condition and Results of Operations.
--------------------------------------------------------------------------------

         The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

         Results  of  operations.
         ------------------------

         The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2002 and December 31, 2001 and the interim periods ended June 30, 2003 and June 30, 2002:

                                     Fiscal  Year           Six  Months
                                     ended  12-31          ended  06-30
                                     ------------          ------------
                                    2002      2001       2003       2002
                                    ----      ----       ----       ----
Sales                               100%      100%       100%       100%

Operating  expenses                 152%       76%       234%        95%
                                    ---       ---        ---        ---

Income  from  operations            (52)%      24%      (134)%        5%

Non-operating income (expense)     0.01%    (0.01)%       (0)%   (0.01)%

Net  income  before  taxes          (53)%      24%      (134)%     0.04%
Net  income  after  taxes           (40)%      19%       (97)%     .006%

Sales.
------

     Sales of $543,783 for fiscal year 2002 decreased by 38 percent from fiscal 2001's sales of $873,982. This decrease was due to the number of engagements (mainly court cases) completed in the respective periods. As disclosed in the company's financial statements revenue recognition occurs only upon completion of engagements which are mainly court cases. In many instances the completion of the engagements or court cases is not controlled by the company but by the company's clients; therefore, revenue recognition is often dictated by circumstances outside of the company's control.

          Interim  Results  -  June  30,  2003  Compared  With  June  30,  2002
          ---------------------------------------------------------------------

          Sales for the first six months of Fiscal Year (FY) 2003 decreased by $293,970 from sales for the first six months of FY 2002 - from $424,489 to $130,519, a decrease of 69 percent. This decrease is attributable to a reduced number of engagements completed in the current period.


     Case  expenses  and  general  and  administrative  expenses.
     ------------------------------------------------------------

     Engineering and Materials' primary source of income is from providing assistance to plaintiffs' lawyers in litigation involving injuries to children in vehicle accidents and product liability claims with regard to the child seats used by the children. "Case expenses" are those related to testing, accident reconstruction and other expenses required for the ultimate disposition of such litigation or disputes.

     Case expenses remained fairly steady in fiscal 2002 - $82,033- as compared to fiscal 2001 - $76,004. General and administrative expenses increased, however, by 27 percent - from $582,073 in 2001 to $737,198 in 2002. Major decreases occurred in the following line items:

     -  contract  labor,  from  $18,095  to  $60,

     -  consulting,  from  $10,000  to  $0,

     -  travel  expense,  from  $17,455  to  $1,503,  and

     - owner fees (payments to our president), from $195,004 to $180,000. For fiscal years 2002 and 2001, the majority of the capital stock of the company was owned by the president, John Harcourt. He determined the amount of his compensation by reason of factors relevant to his personal financial situation and not the financial operations of the company. In 2001 his financial needs decreased. Starting in 2002 his compensation was set at $15,000 a month with the potential for a discretionary bonus. It is anticipated that this compensation will be renewed on an annual basis.

Major  increases  occurred  in  the  following  line  items:
------------------------------------------------------------

     -  outside  accounting  fees,  from  $6,892  to  $31,472,

     -  bad  debt  expense,  from  $4,052  to  $88,308,  and

     -  legal  and  professional,  from  $15,681  to  $51,533.

          Interim  Results  -  June  30,  2003  Compared  With  June  30,  2002
          ---------------------------------------------------------------------

          Case expenses for the first six months of FY 2003 decreased by $ 43,650 from case expenses for the first six months of FY 2002 - from $79,479 to $35,829, a decrease of 55 percent. This decrease is attributable to the decrease in business reflected in the 30 percent decrease in sales during the first six months of FY 2003.

          Major  increases  occurred  in  the  following  line  items:

     - Audit fees increased from $99 to $8,925. Prior to June 2002 the company had not engaged an independent auditor; hence the increase in audit fees beginning in 2002.

     - Legal and professional fees decreased from $28,088 to $10,756. A substantial part of the legal fees in 2002 was attributable to the Company's SEC registration activities.

     - Accounting fees increased from $7,336 to $22,900 Beginning in 2002, because of the company's activities with regard to becoming an SEC registrant, it experienced a need for increased accounting services.


          Major  decreases  occurred  in  the  following  line  items:


     - Owner fees (payments to our president), from $90,000 to $52,000. For the interim periods in 2003 and 2002, the majority of the capital stock of the company was owned by the president, John Harcourt. He determined the amount of his compensation by reason of factors relevant to his personal financial situation and not the financial operations of the company.

        Net  income.
        ------------

        Engineering and Materials had a net loss of $219,436 in 2002, and net income of $163,302 in 2001. The reversal is due to a decrease of 38 percent in engineering revenues and an increase of 27 percent in general and administrative expenses.

          Interim  Results  -  June  30, 2003  Compared  With  June  30,  2002
          --------------------------------------------------------------------

          Engineering and Materials had a net loss of $126,931 in the first six months of FY 2003, as compared with net income of $2,369 during the first six months of FY 2002 . The net loss is attributable to the 69 percent decrease in sales and only a 16 percent decrease in general and administrative expenses for the FY 2003 interim period from the same period in FY 2002.

     Other  income  (expense).
     -------------------------

          Interim  Results  -  June  30,  2003  Compared  With  June  30,  2002
          ---------------------------------------------------------------------

          Other income (expense) reversed from expense of $5,922 during the first six months of FY 2002 to $0 during the first six months of FY 2003. This reversal is attributable primarily to a one-time loss of $3,000 on the sale of a specialty luxury automobile and interest expense of $2,922 during the FY 2002 interim period, which were not repeated during the FY 2003 interim period.

     Balance  sheet  items.
     ----------------------

     Current assets of $387,748 on December 31, 2002, compare unfavorably with current liabilities of $585,579 at that time. The majority of current liabilities is deferred revenue which was $532,754. Accounts receivable (net) were $257,622; accounts payable were only $24,165.

          Interim  Results  -  June  30,  2003  Compared  With  June  30,  2002
          ---------------------------------------------------------------------

          Current assets of $571,431 on June 30, 2003 compare unfavorably with current liabilities of $895,359 at that time. Accounts receivable on June 30, 2003 were $401,297, net of allowance for doubtful accounts of $64,179. The major item of current liabilities on June 30, 2003 was deferred revenues of $851,375. Deferred revenues at this time in 2002 were $360,518.

          Stockholders' deficit on June 30, 2003 increased to $313,000 from $52,951 on June 30, 2002.

     Liquidity  and  Capital  Resources.
     -----------------------------------

     Engineering and Materials' sources of liquidity are the personal assets of its president and major stockholder, John Harcourt, and the accounts receivable of the Company.

     Engineering and Materials was liquid on December 31, 2002 with $41,984 cash and cash equivalents on hand, $257,622 in accounts receivable at fiscal 2002 year-end and current liabilities of $585,579, of which $532,579 was deferred revenue.

     Engineering and Materials recorded moderate increases in its accounts receivable in fiscal year 2002. This was the result of Engineering and Materials' invoicing practices relating to its billing of accumulated time on engagements. Prior to June 2002, Engineering and Materials generally billed its clients upon termination of its engagements by the clients. As a result, services that were unbilled accumulated over several months, and in some cases, even over annual periods. Engineering and Materials' invoicing of accumulated time, starting July of 2002, resulted in an increase of accounts receivable from $226,515 to $257,623 at December 31, 2002.

     In June 2002, in an effort to increase its collection ratios, Engineering and Materials began billing its clients for accumulated engagement time on a quarterly basis. This has resulted in higher accounts receivable.

     Engineering and Materials' accounts receivable are small in number but typically carry larger balances. Collection problems to the extent that they exist are usually the result of specific identifiable disputes with a specific client. The disputes usually involve an element of the overall work performed and typically not the entire invoiced amount. The amounts of these disputes have ranged from $5,000 to $47,000. In all cases the company attempts to resolve disputed items without any discount or reduction of fees. If this is unsuccessful, then the company compares the estimated cost of legal fees to enforce collection to the option of accepting a reduced amount of the invoice and selects the option that would yield the greatest net collection to the company. On larger amounts the company usually has used legal enforcement to facilitate collections.

     Property and equipment, net of depreciation, decreased from $71,044 at year-end 2001 to $8,417 at year-end 2002, which reflects the disposal by Engineering and Materials during 2002 of a specialized luxury automobile. This automobile was purchased so that its "passive motorized restraint system" could be studied. This information was relevant to an existing case that the company was engaged in. Upon resolution of the case in 2002 the automobile was sold.

     Accounts payable and accrued liabilities decreased from $97,609 at year-end
2001  to $32,030 at year-end 2002   The company paid down outstanding trade debt
during  the  year  ended  2002.

     Income taxes payable decreased from $29,414 at year-end 2001 to $20,795 at year-end 2002. The decrease in taxes payable was due to a $9,000 payment made by the company in March 2002. The $20,795 liability is a delinquent liability originating from the 2000 Federal Income Tax Return. As of June 30, 2003 the company has not received any notices from the Internal Revenue Service that indicate any advanced collection efforts. The company intends to pay this liability by the end of the year 2003. On June 30, 2003 the company filed its Federal and State Income Tax returns for calendar year 2002. The company paid $381 in Federal Income Tax and $220 in State Income Tax.

     Deferred revenue increased from $253,705 at year end 2001 to $532,754 at year end 2002. Deferred revenue increases as the company invoices clients for engagements that have not been completed. Once engagements are completed the company recognizes all previously deferred revenue into current revenue, which decreases deferred revenue liability. In the year ended 2002 the company completed fewer engagements than in 2001, which resulted in revenue invoiced on uncompleted engagements increasing the deferred revenue liability.

     Deferred taxes assets increased from $18,503 at year-end 2001 to $85,062 at year-end 2002 due to a decrease in the company's current income tax payable as a result of the company's filing its 2001 federal income tax return, which in turn reduced the amount of deferred taxes.


          Interim  Results  -  June  30,  2003  Compared  With  June  30,  2002
          ---------------------------------------------------------------------

          Engineering and Materials' liquidity position on June 30, 2003 was strong and consisted of $40,457 cash in the bank and accounts receivable, net of allowance for doubtful accounts, of $401,297 compared to current liabilities of $895,359. Of the $895,359 of current liabilities $851,375 represented deferred revenues on engagements not completed.


     Engineering and Materials' future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

               DESCRIPTION OF ENGINEERING AND MATERIALS' BUSINESS
               --------------------------------------------------

Business  Development.
----------------------

     Engineering and Materials was incorporated in Oklahoma in July, 1973 with the name Southwest Metallurgical Consultants, Inc. In 1982 it changed its name to Engineering and Materials Technology Corporation. It has always operated out of offices and testing laboratories in Oklahoma City, Oklahoma. It is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers;
American Society for Metals; Corrosion Engineers; American Society for Nondestructive Testing; Microbeam Analysis Society; Society of Automotive
Engineers  and  the  Association  for  the  Advancement  of Automotive Medicine.

Description  of  Business.
--------------------------

     Engineering  and  Materials'  business  has  three  sources  of  revenue:

     -  industrial  consulting,

     -  forensic  engineering  consulting,  and

     -  laboratory  testing  services.

     Its recent historical revenue has been divided as follows: approximately 10 percent - industry contracts, and 90 percent - forensic contracts.

          Industrial  consulting.
          -----------------------

          Engineering and Materials has 28 years of experience serving industrial clients. It has provided consulting and testing analysis services to many public and private corporate clients such as Texaco, Parker Drilling Company, Beechcraft, Aero Commander, Kerr-McGee Corporation, CMI Corporation, Oklahoma Natural Gas Company and others. In recent years, activities and revenues in the area of industrial consulting have declined, and the company has shifted its focus towards forensic engineering. It currently has no industrial consulting work under contract.

          Forensic  engineering  consulting.
          ----------------------------------

          Engineering and Materials provides services as an expert in the field of the protection of children as occupants in vehicles, particularly in the area of the crash worthiness of child seats used in vehicles. It has provided services to clients in over 30 states and jurisdictions and serves the needs of product liability law firms in their actions involving child-seat related injuries. The core specialty of Engineering and Materials is failure analysis and accident reconstruction and analysis regarding child seats used in vehicles. Its role is to provide services to support plaintiffs' lawyers and to be responsible for any testing, accident reconstruction or expert opinion testimony that the plaintiffs' lawyers require for the ultimate disposition of a lawsuit or dispute.

          Proposed  business projects (based on forensic engineering experience)
          ----------------------------------------------------------------------

          Engineering and Materials has over 15 years of experience in the field of child occupant protection. It has provided forensic engineering services in many child restraint product liability lawsuits. It proposes to develop and establish, subject to the availability of funds, a proprietary prototype child safety seat. For this Child Safety Seat, Engineering and Materials will establish a set of proprietary standards based on company experience in analyzing actual crash data. This set of standards will exceed the current governmental standard as stated in FMVSS 213. The FMVSS 213 standard requires that a child safety seat be tested to simulate and provide adequate protection against a frontal impact at 30 miles an hour. There are no other impact configurations such as side, rear, or rollover that are tested and no other impact speeds used under the standard FMVSS 213. Once its proprietary standards are in place, the company proposes to conduct a series of dynamic crash tests and then analyze the results to determine compliance with its standards.


          Engineering and Materials will apply for patent protection for its original prototype child safety seat. This seat is designed for infants up to age 1 (or 22 pounds). It is anticipated that this one patent will be all that is required for the infant seat. Additional patents could be required to cover new prototype designs that accommodate children age 1 (or 22 pounds). It is not known at this time when new prototypes would be developed or when future patent applications would be made.


          In addition to developing its own proprietary prototype Child Seat, "Engineering and Materials intends to develop, using the research information obtained in developing the prototype, A "Seal of Safety Approval for Child Seats" which is intended to be similar to the "SNELL seal of approval" for motorcycle helmets and is intended to build confidence in consummers that child restraint systems bearing the "Engineering and Materials Seal of Safety Approval for Child Seats" are safe for use in the automotive and aircraft environments. It is believed that such "Safety Seal" can be licensed to child seat manufacturers that meet Engineering and Materials' safety testing standards and can generate licensing revenues.

          There is no governmental approval needed for the establishment of such a proprietary "Seal." Its intrinsic worth will rest upon the public's perception that the standards the Seal reflects exceed the government's standards as reflected in governmental regulations.


          Currently, Engineering and Materials does not have the funds required to perform the crash tests needed to verify, using scientific methods, the Seal standards it will propose, based upon its experience in analyzing actual crash data, and likely modify, based upon the results of the crash tests. One of the purposes of the proposed spinoff-merger transaction with EMTC is to provide a public market for its common stock, which it is hoped will better enable the company to raise private equity capital needed for the development of the Seal.

          Laboratory  testing  services.
          ------------------------------

          Engineering and Materials provides a wide range of laboratory testing services and in-house laboratory analysis services. Such services include:

          o Failure analysis - the investigative procedure involved in determining the cause of effects that result from the failure of mechanical or electrical systems to function as designed,

          o Biomechanics analysis - the determination of how people become injured and what injuries can be expected when people are exposed to a certain incident or environment,

          o Fires, explosions and toxic chemical analysis - the determination of the causes of fire and explosions and their propagation, chemical reactions, kinetics assessment, and full-scale fire and explosive testing,

          o Engineering design analysis and testing - the evaluation of loads on a system or product, from medical devices to commercial aircraft, including the prediction of remaining lifetime of a system or product, damage assessment, stress analysis, design review, vibration evaluation, impact penetration, medical device assessment, aviation accident reconstruction, and aircraft system testing and evaluation, and

          o Vehicle evaluation and testing - design analysis, component testing, accident reconstruction, crash testing, product validation testing, occupant injury analysis and other services for all types of terrain vehicles.

Competition.
------------

         Approximately 95 percent of Engineering and Materials' 2001 and 2002 revenues came from its activities providing expert opinion evidence and testimony in lawsuits involving injuries to children in vehicle accidents and the crashworthiness of child seats. It believes it is one of only five sources that provide almost all of this type of expert opinion evidence in litigation in the U.S. courts. Generally, before one can qualify to give expert testimony in this area, the witness or his company must reconstruct the accident and perform it under laboratory conditions.

Distribution  Methods.
----------------------

         Engineering and Materials has no products or services to distribute and does not advertise the availability of its services. However, it has more than 28 years of building an extensive network of government and industry associations. It relies, for business, on this network and its reputation.

Dependence  on  Major  Customers  or  Suppliers.
------------------------------------------------

         Engineering and Materials is not dependent on one or a few customers. In 2001 and 2002, about 20 clients from all over the United States provided 60% of Engineering and Materials' revenues.


Patents,  Trademarks  and  Licenses.
------------------------------------

         Engineering and Materials neither owns nor has applied for any patents or trademarks.

Government  Approval  of  Principal  Products  or  Services.
------------------------------------------------------------

         Engineering and Materials' services are not, themselves, subject to government approval, but its engineers are subject to state and professional licensing requirements. Many of the services performed by Engineering and Materials' engineers are directed toward its customers obtaining governmental approvals, such as airworthiness certificates and vehicle safety certificates.

Government  Regulations.
------------------------

         Engineering and Materials' activities in its testing laboratories are subject to OSHA safety requirements.

Research  and  Development.
---------------------------

         The company has not engaged in research and development activities for the purposes of product development during the past two fiscal years.


Environmental  Laws.
--------------------

         Engineering and Materials has minimal direct costs with regard to complying with environmental laws and regulations, primarily with regard to the disposal of waste chemicals and other waste products used in its testing activities. The State of Oklahoma is responsible for monitoring compliance with the provisions of the Federal Code of Regulations that deal with water quality. The State of Oklahoma, through its Department of Environmental Quality, regularly inspects the company's compliance with these regulations. Engineering and Materials' volume of waste chemicals or other waste products is so small that the regulations do not require a pre-treatment program.

Employees.
----------

         At present, Engineering and Materials has 4 full time and 2 part time employees. All others in its organization are consultants. Engineering and Materials has a group of three engineers and scientists that serve as consultants on a case-by-case basis. This group is used on an occasional basis to extract specific knowledge relating to the needs of a specific case. Their knowledge is in a field of engineering that the company does not have in-house, primarily electrical engineering. Should these consultants not be available, the company would have to locate other persons or firms with the needed expertise. Such other persons or firms are readily available and already known to the company.


Principal  Plants  and  Property.
---------------------------------

         Engineering and Materials leases from its president, John Harcourt, 2,700 square feet of office space in Oklahoma City at 902 Northwest 59th Street, Oklahoma City, Oklahoma 73118. The rental is $8.89 a square foot a year. Engineering and Materials believes this is a fair market value for office space compared with similar property in Oklahoma City.


Seasonality.
------------

         The majority of our income is derived from our forensic engineering consulting, which can coincide with sessions of the federal district courts, which occur in the spring and fall of the year.


Legal  Proceedings.
-------------------

         Neither Engineering and Materials nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

         The Oklahoma State Board of Registration for Professional Engineers and Land Surveyors requires an engineering firm in the state to maintain at all times a full-time charge professional engineer to be responsible for the firm's engineering services at the time of providing such engineering services. In 1999, Edward Blick, who had been the full-time responsible-charge engineer for Engineering and Materials, resigned in June 1999 and the company did not hire a new charge engineer until November 1999. On November 18, 1999, John Harcourt, Edward Blick and Engineering and Materials were each fined a one-time administrative penalty ranging from $500 to $1,000 by the Oklahoma State Board of Registration for Professional Engineers and Land Surveyors. Ever since the above incident, Engineering and Materials has been in full compliance with the Oklahoma State Board of Registration for Professional Engineers and Land Surveyors.

Market for Engineering and Materials' Capital Stock and Related Stockholder Matters.
--------------------------------------------------------------------------------

         There is no public trading market for Engineering and Materials' common stock. There are 16 holders of record of Engineering and Materials' issued and outstanding common stock. Should the merger not be approved, no public trading market is expected to develop for Engineering and Materials stock. Engineering and Materials has declared no dividends on its common stock. There are no restrictions that would or are likely to limit the ability of Engineering and Materials to pay dividends on its common stock, but Engineering and Materials advises us that it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

Financial  Statements.
----------------------

     See "Financial Statements - Engineering and Materials" for the audited financial statements of Engineering and Materials containing a balance sheet at December 31, 2002, and statements of income, cash flows, and changes in stockholders' equity for the periods ended December 31, 2002 and 2001, and the unaudited financial statements of Engineering and Materials containing a balance sheet at June 30, 2003 and 2002, and statements of income, cash flows, and changes in stockholders' equity for the six-month periods ended June 30, 2003 and 2002, which have been prepared in accordance with generally accepted accounting principles in the United States.


                             MANAGEMENT INFORMATION

Security  Ownership  of  Certain  Beneficial  Owners  and  Management.
----------------------------------------------------------------------

     The following table shows information as of September 30, 2003 with respect to each beneficial owner of more than 5% of each class of voting stock of EMTC, and to each of the officers and directors of EMTC individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the spinoff (600,000 shares) and to the merger:


                                       Common Stock of EMTC Beneficially
                                                    Owned
                                                    -----
                                       Before               After
                                       Spinoff             Spinoff             After  Merger
                                       -------             -------             -------------
                                No. of       % of    No. of      % of       No. of       % of
EMTC                            Shares       Class   shares      Class      shares       Class
----                            ------       -----   ------      -----      ------       -----
SuperCorp  Inc.
201 Robert S. Kerr Ave.,
  Suite  1000
Oklahoma City, OK  73102        600,000      100           0       0(1)           0        0(1)

John  E.  Adams
1205  Tedford
Oklahoma City, OK 73116         600,000(2)   100      40,488     6.7         40,488      0.67

Thomas  J.  Kenan
212  Northwest  18th
Oklahoma City, OK 73103         600,000(2)   100      40,488     6.7        124,488(3)   2.1


                                       41

Ronald  D.  Wallace
530 North Saint Mary's Lane
Marietta,  GA   30064           600,000(2)   100      40,488     6.7         40,488      0.67

T.E.  King  II
330 The Village Drive #211
Redondo  Beach,  CA   90277     600,000(2)    100     40,488     6.7         40,488      0.67


                                       41


George  W.  Cole
12500 St. Andrews Drive, #18
Oklahoma  City,  OK   73120     600,000(2)    100     41,446     6.9         41,446(4)   0.69

Officers and Directors as
 a Group (1  person)            600,000       100    203,398    33.9        287,398      4.8

-------------------------------------------------------------------

(1) After allocating one share of common stock of EMTC for each 11.164 shares of common stock of SuperCorp, SuperCorp will have 47 shares available for rounding up fractional shares.

(2) These shares are attributed to this person through his position as a director of SuperCorp. SuperCorp owns 600,000 shares of common stock of EMTC. This person shares with the other directors of SuperCorp the voting and investment power over SuperCorp's stock in EMTC.

(3) These shares would be owned by the Marilyn C. Kenan Trust. This trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. This trust would receive 40,488 shares of common stock of EMTC in the spinoff. Mr. Kenan provides legal services to EMTC and to SuperCorp. The Marilyn C. Kenan Trust also owns 51,722 shares of common stock of Engineering and Materials, which shares were donated to it by Thomas J. Kenan, which shares will convert into 84,000 shares of common stock of EMTC in the merger, should the merger be approved by the shareholders of Engineering and Materials.

(4) These spinoff shares are attributed to Mr. Cole through the holdings of 462,706 shares of common stock of SuperCorp held by his spouse, Marjorie J. Cole - 452,006 shares, the Cole Family Limited Partnership
         - 1,500 shares, Mr. Cole - 1,600 shares, Marjorie J. Cole and George W. Cole -1,600 shares, George W. Cole and a son, George B. Cole - 1,500 shares, George W. Cole and a daughter, Margaret A. Cole - 1,500 shares, Marjorie J. Cole and a son, George B. Cole - 1,500 shares, and Marjorie
         J. Cole and a daughter, Margaret A. Cole - 1,500 shares. Mr. Cole disclaims any beneficial ownership in shares of capital stock of EMTC owned by his spouse.

         The following table shows information as of September 30, 2003 with respect to each beneficial owner of more than 5% of each class of voting stock of EMTC and of Engineering and Materials, and to each of the officers and directors of EMTC and of Engineering and Materials, individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the merger (6,000,000 shares):

                                                 Common  Stock Beneficially Owned
                                                 --------------------------------
                                     Engineering  and  Materials
                                              Common                        EMTC  Common
                                          Before  Merger                   After  Merger
                                          --------------                   -------------
                                       No. of            % of            No. of        %  of
Engineering  and Materials             Shares            Class           Shares        Class
-------------------------              ------            -----           ------        -----
John  A.  Harcourt
12016  Thornridge  Road                2,429,097         73.1%           3,945,000     65.8%
Oklahoma  City,  OK  73120

Steve  O.  Godwin                              0            0                    0        0
2631  N.W.  65th  Street
Oklahoma  City,  OK  73116


James  A.  Hill,  M.D.                    12,315            *               20,000        *
5000  Brettshire  Way
Oklahoma  City,  OK  73142

Officers  and  Directors               2,441,412         73.5%           3,965,000     66.1%
as  a  group  (3 persons)

-----------------------------------------

         *  Less  than  one  percent.

Directors,  Executive  Officers  and  Significant  Employees.
-------------------------------------------------------------

         Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of EMTC and of Engineering and Materials and a description of the business experience of each.

         EMTC  International,  Inc.
         --------------------------

                                                                           Office Held  Term of
            Person                   Office                                   Since     Office
            ------                   ------                                   -----     ------
George W. Cole, 76                   President, Secretary, Treasurer and       2002      2003
                                     Director

          Engineering  and  Materials  Technology  Corporation ("Engineering and
          ----------------------------------------------------------------------
          Materials").
          ------------

                                                                           Office Held  Term of
            Person                   Office                                   Since     Office
            ------                   ------                                   -----     ------
John  Harcourt,  58                  Chief  Executive  Officer,                1989       2004
                                     Chief Financial Officer,                  2003       2004
                                     Director  (Chairman)                      1989       2004

James  Hill,  M.D.,  68              Director                                  2001       2004

         Business  Experience:

         EMTC.
         -----

         George  W.  Cole.  Mr.  Cole has been active in the securities business
         --------------
since 1956. Since 1995 Mr. Cole has been employed as a Series 7 registered representative with Dominion Investors Services, Inc., a registered broker-dealer firm. Mr. Cole devotes only incidental time to the affairs of EMTC International, Inc.

         Engineering  and  Materials.
         ----------------------------

         John Harcourt. Mr. Harcourt received two bachelor of science degrees, one in metallurgical engineering and the other in engineering from the University of Oklahoma in 1968 and 1970. He has served as a metallurgical consultant for the United States Air Force and as a consultant to government and industry since 1968. He was a co-founder of Engineering and Materials in 1973 and has been employed by it since inception. His credentials include consultation and forensic analysis for the United States Department of Transportation Safety Institute, serving as a Model Instructor in the divisions of Motor Carrier, Railroad, Hazardous Materials, Aircraft, Marine and Pipeline. Mr. Harcourt is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers (past Chairperson); American Society for Metals (Chairperson 1978, 1979); American Society for Testing and Materials; National Association of Corrosion Engineers; American Society for Non-destructive Testing; Society of Automotive Engineers; and the Association for the Advancement of Automotive Medicine. He has authored many scientific publications. Mr. Harcourt devotes his full time to the business of Engineering and Materials.



         James A. Hill, M.D. Dr. Hill attended the School of Pharmacy at the University of Oklahoma from 1956 through 1959 and earned his degree of Doctor of Medicine from the University of Oklahoma School of Medicine in 1963. Dr. Hill has maintained a successful medical and surgical practice since 1964. In the past twenty years, Dr. Hill has specialized in cosmetic surgery. He is a senior member of the American Medical Association and a Fellow of the American Academy of Cosmetic Surgery.

Remuneration  of  Directors  and  Officers.
-------------------------------------------

         EMTC.
         -----

         Mr. Cole, the sole officer and director of EMTC, has received and is receiving no compensation for his services for the company. No compensation is proposed to be paid to any officer or director of the company prior to the proposed merger with Engineering and Materials.

         Engineering  and  Materials.
         ----------------------------

         The directors of Engineering and Materials receive no compensation for their services as directors. The officers of Engineering and Materials received from it an aggregate of $240,000 of compensation in the last fiscal year for their services in all capacities. Should the merger be effected, the pre-merger officers and directors of Engineering and Materials shall become the officers and directors of the post-merger company with no changes in their compensation. Further, Thomas J. Kenan, a director and secretary of SuperCorp, as well as its legal counsel, shall be an "advisory director" of the post-merger company. Mr. Kenan was issued 51,722 shares of common stock of Engineering and Materials in February 2002 in exchange for $15,000 of his $40,000 legal fees. Mr. Kenan's position as an "advisory director" is a non-compensated position.

                                                                     Long  Term  Compensation
                                                                     ------------------------
                                              Awards
                                         ----------------------
     Annual  Compensation                               Securities
    -------------------                                 ----------
                                                        Underlying        Payouts
                                                        ----------        -------
                           Other Annual  Restricted     Options/     LTIP      All  Other
                           ------------  ----------     --------     ----      ----------
Year     Salary   Bonus    Compensation  Stock Awards   SARS         Payouts   Compensation
----     ------   -----    ------------  ------------   ----         -------   ------------
2002     $180,000    0          0                 0         0          0               0
2001     $192,000    0          0                 0         0          0               0
2000     $325,000    0          0                 0         0          0               0

         Until 2001, Mr. Harcourt was the sole owner of capital stock in Engineering and Materials. It was his practice to take a year-end bonus equal to most of the net profits of the company. Starting in 2002, he receives a salary of $180,000.

         Employment  Contracts.
         ----------------------

         Engineering and Materials has no employment contracts with any employees.

         Stock  Options.
         ---------------

         Engineering and Materials has no stock option plan, but EMTC has adopted one, which shall survive the merger, the major provisions of which Plan are as follows:

         Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted no options to any person.

Certain  Relationships  and  Related  Transactions.
---------------------------------------------------


         SuperCorp, which owns 100 percent of the outstanding common stock of EMTC, is a "parent" of EMTC. The directors of SuperCorp may be deemed to be "parents" of EMTC by reason of their control of SuperCorp. The percentage of voting securities of SuperCorp owned by its directors is as follows:

                  Director                   Percentage
                  George  W.  Cole             6.9%
                  John  E.  Adams              6.7%
                  T.E.  King  II               6.7%
                  Thomas  J.  Kenan            6.7%
                  Ronald  D.  Wallace          6.7%

         EMTC's  Transactions  with  Its  Promoters.
         -------------------------------------------

         SuperCorp and its directors - John E. Adams, Thomas J. Kenan, George W. Cole, T.E. King II and Ronald D. Wallace - took the initiative in organizing EMTC and are deemed to be the promoters of EMTC and the transaction with Engineering and Materials. SuperCorp purchased 600,000 shares of common stock of EMTC at $0.001 a share. Each director will receive shares of common stock of EMTC in the spinoff, all as set forth above under "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management."


         Engineering  and  Materials'  Transactions  with  Management.
         -------------------------------------------------------------

         Engineering and Materials leases from its president, John Harcourt, 2,700 square feet of office space in Oklahoma City at 902 Northwest 59th Street, Oklahoma City, Oklahoma 73118. The rental is $8.89 a square foot a year. Engineering and Materials believes this is a fair market value for office space compared with similar property in Oklahoma City.


                     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

         Thomas J. Kenan, Esquire, counsel to EMTC and a director of SuperCorp, is named in this Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 51,722 shares of common stock of Engineering and Materials. It also is the beneficial owner of 452,006 shares of common stock of SuperCorp. By reason of these ownerships, the trust shall become the beneficial owner of 124,488 shares of EMTC by way of the merger and SuperCorp's distribution of the 600,000 spinoff shares to its stockholders. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                     EXPERTS


         The financial statements of EMTC and the balance sheets of Engineering and Materials Technology Corporation as of December 31, 2002, and 2001, and the related statements of income, stockholders' equity, and cash flows for the two years ended December 31, 2002 included in this prospectus have been audited by Buxton & Cloud, P.C., independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                 INDEMNIFICATION

         Under Oklahoma corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

         With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

         In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

         To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Oklahoma law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Indemnification and payment of expenses provided by Oklahoma law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, an Oklahoma corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

         As a result of such corporation law, Engineering and Materials or, should the proposed merger become effective, EMTC may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to the merger with respect to Engineering and Materials.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures.
--------------------------------------------------------------------------------

     On August 28, 2003 Buxton & Cloud, P.C., the principal independent accountants of EMTC International and Engineering and Materials Technology Corporation, resigned.

     The reports of Buxton & Cloud, P.C. on the financial statements of EMTC and Engineering and Materials for each of their fiscal years ended December 31, 2002 and 2001 contained no adverse opinions or disclaimers of opinion, and were not otherwise modified as to audit scope, or accounting principles.

     During the past two years and all interim periods prior to August 28, 2003 there were no disagreements between EMTC and Buxton & Cloud, P.C. and Engineering and Materials and Buxton & Cloud, P.C., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Buxton & Cloud's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such periods.

     During the fiscal years ended December 31, 2002 and 2001 and all subsequent interim periods and to August 28, 2003, the date of resignation, there have been no reportable events as defined in Regulation S-B Item 304(a)(1)(iv)(B).

     EMTC and Engineering and Materials delivered a copy of this Form SB-2 and Form S-4 to Buxton & Cloud, P.C. on October 17, 2003, and requested that Buxton & Cloud, P.C. furnish them with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not Buxton & Cloud, P.C. agrees with the above statements. Attached hereto as Exhibit 16 is a copy of the letter of Buxton & Cloud, P.C. to the SEC dated October 29, 2003.

     On August 28, 2003, EMTC and Engineering and Materials engaged Kabani & Company, Inc., as their new principal accountant to audit their consolidated financial statements. EMTC and Engineering and Materials have not consulted with Kabani & Company, Inc. on any items concerning the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on EMTC's and Engineering and Materials' financial statements, or the subject matter of a disagreement on reportable events with the former auditor as described in Regulation S-B Item 304(a)(1)(iv).

                           FINANCIAL STATEMENTS INDEX

         The financial statements of EMTC and of Engineering and Materials appear as follows:

EMTC  International,  Inc.
         Independent  Auditors'  Report                                     F-1
         Balance  Sheet  December  31,  2002                                F-2
         Statement  of  Operations  for  the  period  from
              March  12,  2002  to  December  31,  2002                     F-3
         Statement  of  Cash  Flows  for  the  period  from
              March  12,  2002  to  December  31,  2002                     F-4
         Notes  to  Financial  Statements  December  31,  2002              F-5
         Balance  Sheet  (unaudited)  June  30,  2003                       F-7
         Statement  of  Operations  (unaudited)  for  the  period
           from  inception (March  12,  2002)  to  June  30,  2002          F-8
         Statement  of  Cash  Flows  (unaudited)  for  the  period
           from  inception (March  12,  2002)  to  June  30,  2002          F-9
         Notes  to  Financial  Statements  (unaudited) as
           of June 30, 2003 and 2002                                       F-10

Engineering  and  Materials  Technology  Corporation
         Independent  Auditors'  Report                                    F-12
         Balance Sheets at December 31, 2002 and December 31, 2001         F-13
         Statements  of  Operations  for  the  years  ended
           December  31,  2002  and  December  31,  2001                   F-14
         Statements  of  Cash  Flows  for  the  years  ended
           December  31,  2002  and  December  31,  2001                   F-15
         Statement  of  Stockholder's  Equity
           for  the  years  ended  December  31,  2002  and
           December  31,  2001                                             F-16
         Notes  to Financial Statements                                    F-17
         Balance  Sheet  at  June  30,  2003,  and  2002  (unaudited)      F-22
         Statements  of  Operations  for  the  periods  ended
           June  30,  2003  and  June  30,  2002  (unaudited)              F-23
         Statement  of  Cash  Flows  for  the  periods  ended
           June  30,  2003  and  June  30,  2002  (unaudited)              F-24
         Statements  of  Changes  in  Stockholders'  Equity  for  the
           six  months  ended  June  30,  2003,  and  2002                 F-26
         Notes  to Financial Statements                                    F-27

                          INDEPENDENT AUDITORS' REPORT



To  the  Director  and  Stockholders
  EMTC  International,  Inc.



     We have audited the balance sheet of EMTC International, Inc., a majority-owned subsidiary of SuperCorp, Inc. and a development stage company, as of December 31, 2002, and the related statements of operations and cash flows for the period from March 12, 2002 (date of inception) through December 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EMTC International, Inc. as of December 31, 2002, and the results of its operations and cash flows for the period from March 12, 2002 (date of inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



                              /s/  Buxton  &  Cloud,  P.C.

                              BUXTON  &  CLOUD,  P.C.

Oklahoma  City,  Oklahoma
July  2,  2003

                            EMTC INTERNATIONAL, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                DECEMBER 31, 2002






ASSETS
     Cash  -  on  deposit  in  trust  account                              $550
                                                                           ----

     Total  Assets                                                         $550
                                                                           ====


STOCKHOLDER'S  EQUITY

     Preferred  stock  -  Authorized  10,000,000  shares,
          $0.001  par  value  -  none  issued                              $  0
     Common  stock  -  40,000,000  shares  authorized,
          $0.001 par value,  600,000 shares issued  and outstanding         600
      Accumulated  deficit                                                  (50)
                                                                           ----

     Total  Stockholder's  Equity                                          $550
                                                                           ====













        The accompanying notes are an integral part of these statements.

                            EMTC INTERNATIONAL, INC.
                          (A Development Stage Company)

                            STATEMENT OF OPERATIONS

          FOR THE PERIOD FROM MARCH 12, 2002 THROUGH DECEMBER 31, 2002




Revenue                                                                  $    0

Organizational  expense                                                      50
                                                                         ------

     Loss  from  operations                                              $  (50)
                                                                         ======


Primary  and  fully  diluted earnings per share                          Nil























        The accompanying notes are an integral part of these statements.

                            EMTC INTERNATIONAL, INC.
                          (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

          FOR THE PERIOD FROM MARCH 12, 2002 THROUGH DECEMBER 31, 2002


Net  Loss                                                                $  (50)
                                                                         ------

     Net  cash  used  in  operations                                        (50)
                                                                         ------
Cash  flows  from  investing  activities
     Net  cash  flows from investing activities                               0
                                                                         ------

Cash  flows  from  financing  activities
Cash  received  for  stock                                                  600
                                                                         ------

     Net  cash  flows  from  financing  activities                          600
                                                                         ------

Net  change  in  cash                                                       550

Cash  at  beginning  of  period                                               0
                                                                         ------

Cash  at  end  of  period                                                $  550
                                                                         ======

Cash  paid  for  interest                                                $    0

Cash  paid  for  income  taxes                                           $    0








        The accompanying notes are an integral part of these statements

                            EMTC INTERNATIONAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 2002

(1)  ORGANIZATION

     EMTC International, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Oklahoma on March 12, 2002, for the
purpose of merging with Engineering and Materials Technology Corporation (Engineering and Materials), an Oklahoma corporation. The Company has no significant business operations or significant capital and has no intention of engaging in any active business until it merges with Engineering and Materials. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

     The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

     Stock of the Company is owned 100 percent by SuperCorp Inc. The 100 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and after a favorable vote of SuperCorp's directors on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated March 13, 2002, among SuperCorp Inc., the Company, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

(2)  MERGER  AGREEMENT

     The Company agreed on March 13, 2002, to merge with Engineering and Materials. Engineering and Materials is an operating company in the business of providing an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality control assurance testing and monitoring. The Company will be the surviving corporation (Survivor), but Engineering and Materials will elect all directors and officers of the Survivor. All currently outstanding stock of Engineering and Materials in the hands of its stockholders will be cancelled and converted into 5,400,000 shares of Common Stock of the Company when the merger is effective. The merger of Engineering and Materials and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

     The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and Engineering and Materials approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Engineering and Materials recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Engineering and Materials. Upon completion of the proposed merger, Engineering and Materials will own 5,400,000 shares of Common Stock of the Company or 90% of its voting shares. The fiscal year of the Company will be December 31.

                            EMTC INTERNATIONAL, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                  (Unaudited)

                             JUNE 30, 2003 AND 2002


                                                                  2003     2002
                                                                  ----     ----
ASSETS
     Cash  -  on  deposit  in  trust  account                     $550     $550
                                                                  ----     ----


Total  Assets                                                     $550     $550
                                                                  ====     ====


STOCKHOLDER'S  EQUITY

     Preferred  stock  -  Authorized  10,000,000  shares,
          $0.001  par  value  -  none  issued                     $  0     $  0
     Common  stock  -  40,000,000  shares  authorized,
          $0.001  par  value,  600,000  shares  issued
          and outstanding                                          600      600
      Accumulated  deficit                                         (50)     (50)
                                                                  ----     ----

                                                                  $550     $550
                                                                  ====     ====







        The accompanying notes are an integral part of these statements.

                            EMTC INTERNATIONAL, INC.
                          (A Development Stage Company)

                            STATEMENT OF OPERATIONS
                                  (Unaudited)
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003 AND THE PERIOD FROM MARCH 12, 2002
                          (INCEPTION) TO JUNE 30, 2002




                                                                  2003     2002
                                                                  ----     ----
Revenue                                                           $  0     $  0
Organizational  expense                                                      50
                                                                  ----     ----
      Loss  from  operations                                      $  0     $(50)
                                                                  ====     ====

Primary and fully diluted earnings per share                      Nil      Nil




















        The accompanying notes are an integral part of these statements.

                            EMTC INTERNATIONAL, INC.
                          (A Development Stage Company)

                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003 AND THE PERIOD FROM MARCH 12, 2002
                          (INCEPTION) TO JUNE 30, 2002


                                                                  2003     2002
                                                                  ----     ----
Net  Loss                                                         $        $(50)
                                                                  ----     ----

     Net  cash  used  in  operations                                        (50)
                                                                  ----     ----

Cash  flows  from  investing  activities
     Net  cash  flows  from  investing  activities                    0       0
                                                                  ----     ----


Cash  flows  from  financing  activities
Cash  received  for  stock                                                  600
                                                                  ----     ----

     Net  cash  flows  from  financing  activities                          600
                                                                  ----     ----

Net  change  in  cash                                                       550

Cash  at  beginning  of  period                                   $550     $  0
                                                                  ----     ----

Cash  at  end  of period                                          $550     $550
                                                                  ====     ====


Cash  paid for interest                                           $  0     $  0

Cash  paid  for income taxes                                      $  0     $  0






        The accompanying notes are an integral part of these statements.

                            EMTC INTERNATIONAL, INC.
                          (A Development Stage Company)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2003 AND 2002

(1)  ORGANIZATION

     EMTC International, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Oklahoma on March 12, 2002, for the purpose of merging with Engineering and Materials Technology Corporation (Engineering and Materials), an Oklahoma corporation. The Company has no significant business operations or significant capital and has no intention of engaging in any active business until it merges with Engineering and Materials. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

     The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

     Stock of the Company is owned 100 percent by SuperCorp Inc. The 100 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and after a favorable vote of SuperCorp's directors on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated March 13, 2002, among SuperCorp Inc., the Company, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

(2)  MERGER  AGREEMENT

     The Company agreed on March 13, 2002, to merge with Engineering and Materials. Engineering and Materials is an operating company in the business of providing an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality control assurance testing and monitoring. The Company will be the surviving corporation (Survivor), but Engineering and Materials will elect all directors and officers of the Survivor. All currently outstanding stock of Engineering and Materials in the hands of its stockholders will be cancelled and converted into 5,400,000 shares of Common Stock of the Company when the merger is effective. The merger of Engineering and Materials and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

     The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and Engineering and Materials approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Engineering and Materials recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Engineering and Materials. Upon completion of the proposed merger, Engineering and Materials will own 5,400,000 shares of Common Stock of the Company or 90% of its voting shares. The fiscal year of the Company will be December 31.

INDEPENDENT  AUDITOR'S  REPORT

To the Board of Directors and Stockholders of Engineering and Materials Technology Corporation


We have audited the accompanying balance sheets of Engineering and Materials Technology Corporation (an Oklahoma corporation) as of December 31, 2002 and 2001 (restated), and the related statements of operations, cash flows, and changes in stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engineering and Materials Technology Corporation as of December 31, 2002 and 2001 (restated), and the results of its operations, cash flows, and changes in stockholders' equity for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note I, the financial statements referred to above have been restated primarily to change the accounting treatment for unbilled revenue and deferred revenue.


/s/  Buxton  &  Cloud,  P.C.

BUXTON  &  CLOUD,  P.C.

Oklahoma  City,  Oklahoma

May  8,  2003

                Engineering and Materials Technology Corporation
                                 Balance Sheets
                               As of December 31,


                                                                        2001
                         ASSETS                            2002      (Restated)
                                                       ----------    ----------
Current  Assets
  Cash                                                 $   41,984    $   71,592
  Accounts  Receivable,  net  of  allowance
    for  doubtful  accounts of $57,608 and
    $35,838 respectively                                  257,622       226,515
  Income Taxes Receivable                                   3,080             -
  Deferred Taxes-Current                                   85,062        18,503
                                                       ----------    ----------

      Total Current Assets                                387,748       316,610
                                                       ----------    ----------

Property and Equipment, net of accumulated
  depreciation of $272,661 and $266,971 respectively        8,417        71,044

Deferred taxes - noncurrent                                 3,345         2,337
                                                       ----------    ----------

      Total Assets                                     $  399,510    $  389,991
                                                       ==========    ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY

                      LIABILITIES

Current  Liabilities
  Accounts Payable                                     $   24,165    $   81,219
  Accrued Expenses Payable                                  7,865        16,390
  Accrued Interest Payable                                      -         1,215
  Current Portion - Long Term Debt                              -        21,189
  Income Taxes                                             20,795        29,414
  Deferred Revenue                                        532,754       253,705
                                                       ----------    ----------

      Total Current and Total Liabilities                 585,579       403,132

                 SHAREHOLDERS' EQUITY

Preferred stock, par value $0.0001, 10,000,000
  shares authorized, none issued                                -             -
Common stock, par value $0.0001, 50,000,000 shares
  authorized, 3,325,000 shares issued and
  outstanding                                                 333           333
Paid in Capital                                            88,354        41,846
Stock Subscribed                                            5,000             -
Stock Subscription Receivable                              (5,000)            -
Retained Earnings as restated                            (274,756)      (55,320)
                                                       ----------    ----------

      Total Shareholders' Deficit                        (186,069)      (13,141)
                                                       ----------    ----------

      Total Liabilities and Shareholders' Equity       $  399,510    $  389,991
                                                       ==========    ==========

        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                            Statements of Operations
                        For the years ended December 31,


                                                                        2001
                                                           2002      (Restated)
                                                       ----------    ----------
Engineering Revenues                                   $ 543,783     $ 873,982
                                                       ---------     ---------

Case Expenses                                             82,033        76,004
General and Administrative                               737,198       582,073
Depreciation Expense                                       5,690        10,445
                                                       ---------     ---------

      Total Operating Expenses                           824,921       668,522
                                                       ---------     ---------

Income (Loss) from Operations                           (281,138)      205,460

Other  Income  (Expense)
  Interest Expense                                        (2,264)       (2,333)
  Gain (Loss) on Sale of Assets                           (3,000)       10,724
                                                       ---------     ---------

  Income (Loss) Before Income Taxes                     (286,402)      213,851

  Income Tax Expense (Benefit)                           (66,966)       50,549
                                                       ---------     ---------

Net Income (Loss)                                      $(219,436)    $ 163,302
                                                       =========     =========

Primary and Diluted Earnings (Loss) per Share          $   (0.07)    $    0.05

        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                      Statements of Changes in Cash Flows
                        For the years ended December 31,


                                                                        2001
                                                           2002      (Restated)
                                                       ----------    ----------
Cash  Flows  from  Operating  Activities
  Net income (Loss)                                    $(219,436)    $  163,302

Adjustments to reconcile net income to net cash
used  by  operating  activities
  Depreciation and amortization                            5,690         10,445
  (Gain) loss on disposal of property                      3,000        (10,724)
  Change in provision for losses on accounts
    receivable                                            21,770         14,082
  Stock issued as compensation                             1,508              -
  Stock issued by president and sole shareholder
    for legal fees                                        15,000              -
  Proceeds  from  sale  of  stock  by  president
    and  sole  shareholder,  paid  as  legal  fees        10,000              -
  (Increase) decrease in gross accounts receivable       (52,877)      (152,044)
  (Increase) decrease in prepaid expenses                 (3,080)             -
  (Increase) decrease in taxes receivable                      -         15,069
  (Increase) decrease in deferred tax asset              (67,567)        50,549
  Increase (decrease) in accounts payable                (57,055)        48,018
  Increase (decrease) in unearned revenue                279,049        (68,348)
  Increase (decrease) in interest payable                 (1,215)        (1,411)
  Increase (decrease) in accrued salaries                 19,999              -
  Increase (decrease) in accrued liabilities              (8,525)        16,390
  Increase (decrease) in income taxes payable             (8,619)             -
                                                       ---------     ----------
  Total adjustments                                      157,078        (77,974)
                                                       ---------     ----------

  Net cash Provided (Used) by Operating Activities       (62,358)        85,328
                                                       ---------     ----------

Cash  Flows  from  Investing  Activities
  Proceeds from disposal of property                      60,000         17,100
  Property and equipment purchases                        (6,061)       (63,000)
                                                       ---------     ----------

  Net Cash Provided (Used) by Investing Activities        53,939        (45,900)
                                                       ---------     ----------

Cash  Flows  from  Financing  Activities
  Repayment of long-term debt                            (21,189)       (27,608)
                                                       ---------     ----------

  Net Cash Used by Financing Activities                  (21,189)       (27,608)
                                                       ---------     ----------

    NET INCREASE (DECREASE) IN CASH                      (29,608)        11,820

    CASH AT BEGINNING OF YEAR                             71,592         59,772
                                                       ---------     ----------

    CASH AT END OF YEAR                                $  41,984     $   71,592
                                                       =========     ==========

Supplemental  disclosure  of  cash  flow  information

Cash  paid  during  the  period  for:
  Interest                                             $   3,250     $    5,442
  Income Taxes                                         $  12,300              -



        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                      Statements of Changes in Cash Flows
                 For the years ended December 31, 2002 and 2001



Supplemental  disclosure  of  stock  transactions
-------------------------------------------------

In  connection  with  noncash  issuance  of  stock,  the  Company  recorded:

     In  exchange  for  30,170  shares of stock: compensation expense of $1,508.

     In exchange for 51,722 shares of stock: legal fees of $15,000 owed to Thomas J. Kenan.

     In exchange for 116,495 shares of stock: $15,000 stock subscription receivable. $10,000 was paid directly to Mr. Thomas J. Kenan by Benjamin Wei as legal fees with an offsetting reduction in stock subscriptions receivable.
$5,000  is  still  due  to  the  Company  by  Mr.  Wei.

     A reduction of stock subscriptions receivable and a corresponding reduction in salaries payable for collection by Mr. Harcourt of $20,000 in payment for stock.































        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                  Statements of Changes in Stockholders' Equity
                 For the years ended December 31, 2002 and 2001




                                                                 Stock      Additional    Retained
                                                     Stock     Subscribed     Paid-in     Earnings
                                 Shares    Amount  Subscribed  Receivable     Capital    (Restated)      Total
                                ---------  ------  ----------  -----------  -----------  ----------  -------------
Balance, December 31,
  2000  (Restated)              3,325,000  $  333          -           -     $  41,846   $ (218,622)   $(176,443)

Net income, for the year
  ended December 31, 2001
  (Restated)                                                                                163,302      163,302
                                ---------  ------   --------     --------    ---------   ----------    ---------

Balance, December 31, 2001
  (Restated)                    3,325,000     333          -            -       41,846      (55,320)     (13,141)

Stock issued by sole
  stockholder for compensation                                                   1,508                     1,508

Stock issued by sole
  stockholder for legal fees                                                    15,000                    15,000

Cash received by sole
  stockholder for stock
  issued                                                                        30,000                    30,000

Common stock subscribed                             $  5,000                                               5,000

Stock subscribed receivable                                      $(5,000)                                 (5,000)

Net income, for the year
  ended  December 31, 2002                                                                 (219,436)    (219,436)
                                ---------  ------   --------     --------    ---------   ----------    ---------
Balance, December 31, 2002      3,325,000  $  333  $   5,000     $(5,000)    $  88,354    $(274,756)   $(186,069)
                                =========  ======  =========     ========    =========   ==========    =========






        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of December 31, 2002 and 2001


Note  A  -  Organization  and  Operations

Engineering and Materials Technology Corporation (dba EMTEC) was originally incorporated under the laws of the State of Oklahoma as Southwest Metallurgical Consultants, Inc. on June 25, 1973. After several years of operations, we changed our name to Engineering and Materials Technology Corporation on March 28, 1980. Our principal offices are in Oklahoma City, OK.

We provide metallurgical engineering and testing services and litigation support services to customers across the nation. Our litigation support services consist primarily of forensic testing and analysis of child safety seats.


Note  B  -  Summary  of  Significant  Accounting  Policies

Revenue  Recognition

We derive substantially all our revenues from professional services for time and material engagements with customers. These service revenues are primarily fee-based.

Revenue from specified litigation support projects is recognized upon project completion. Once we have completed all work required and it has been accepted, or we have been otherwise disengaged by the client, the Company recognizes all revenue on that project.

Revenue  from  services  other  than litigation support is recognized as billed.

Deferred  Revenue

During the litigation support project work process the Company accumulates chargeable time and materials. The Company presents interim billings to clients for accumulated time and materials periodically prior to the completion of the project. These invoiced amounts are considered deferred revenue until completion of the project, at which time all deferred amounts recorded as current revenue.

Property  and  Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of five to seven years. Maintenance, repairs, and renewals, which do not materially add to the value of an asset or appreciably prolong its life, are charged to expense as incurred.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. In the opinion of management, no such events or changes in circumstances have occurred.

Compensated  Absences

Company employees vest after six months of service and are entitled to sick and vacation leave based on total service years. These leave days are required to be taken within the calendar year and do not accrue from one period to the next. Accordingly, there is no liability recorded in the financial statements.

Income  Taxes

The Company provides for deferred income taxes on carry forwards and temporary differences between the bases of assets and liabilities for financial statement and tax reporting purposes. Additionally, the Company provides a valuation allowance on deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of December 31, 2002 and 2001



Common  Stock

On October 8, 2001, we filed amended articles of incorporation with the State of Oklahoma which amended our authorized capital stock. Authorized capital stock as shown on the balance sheets reflects this change. Earnings per share is calculated for all periods presented based upon the newly issued outstanding shares. Our president owned 100% of the outstanding stock both before and after the change. There are no outstanding options or warrants.

Earnings  per  Common  Share

Basic earnings per share has been computed on the basis of weighted average common shares outstanding during each period. Diluted earnings per share is the same as basic earnings per share as the Company has no outstanding dilutive potential common shares.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

New  Accounting  Pronouncements

Accounting Standards Yet to be Adopted - In June 2001, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." This standard addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for fiscal years beginning after June 15, 2002. The Company will implement these standards effective January 1, 2003. The Company does not anticipate that the adoption of SFAS No. 143 will have a material effect on its results of operations, financial position, or cash flows.

In April 2002, FASB issued SFAS No. 145, Rescissions of FASB Statements 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections. With the rescission of SFAS 4, gains and losses on extinguishments of debt should be classified as ordinary items unless they meet the criteria for extraordinary item classification in Opinion 30. This statement is effective for fiscal years beginning after May 15, 2002, or certain transactions occurring after May 15, 2002. The Company will adopt this standard effective January 1, 2003. No transactions contemplated in the Statement have occurred which would require earlier implementation. The Company does not anticipate that the adoption of SFAS No. 145 will have a material effect on its results of operations, financial position, or cash flows.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which replaces Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity" (including Certain Costs Incurred in a Restructuring). The new standard required companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company will adopt this standard effective January 1, 2003. The Company does not anticipate that the adoption of SFAS No. 146 will have a material effect on its financial position or results of operations.

In  November  2002, the FASB issued Interpretation No. 45 (FIN 45), "Guarantor's
Accounting  and  Disclosure  Requirement  for   Guarantees,  Including  Indirect

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of December 31, 2002 and 2001


Guarantees of Indebtedness of Others". For a guarantee subject to FASB Interpretation No. 45, a guarantor is required to measure and recognize the fair value of the guarantee liability at inception. For many guarantees, fair value will likely be determined using the expected present value method described FASB Concepts Statement 7, "Using Cash Flow Information and Present Value in Accounting Measurements". In addition, FIN 45 provides new disclosure requirements. The disclosure requirements of FIN 45 were effective for the Company as of December 31, 2002. The measurement and liability recognition provisions are applied prospectively to guarantees or modifications after December 31, 2002. The Company anticipates that FIN 45 will not have a material impact on results of operations, financial position, or cash flows.

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities". Subject to certain criteria defined in the Interpretation, FIN 46 will require consolidation by business enterprises of variable interest entities if the enterprise has a variable interest that will absorb the majority of the entity's expected residual losses on returns if they occur, or both. The Interpretation will be effective for the Company in the third quarter of 2003. Certain disclosures concerning variable interest entities are required in financial statements initially issued after January 31, 2003. The Company does not believe FIN 46 will have a material impact on results of operations, financial position, or cash flows.

Accounting Standards Adopted - In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets". This standard requires companies to stop amortizing existing goodwill and intangible assets with indefinite lives effective for fiscal years beginning after December 15, 2001. Under the new rules, companies would only adjust the carrying amount of goodwill or indefinite life intangible assets upon an impairment of the goodwill or indefinite life intangible assets. The Company implemented these standards effective January 1, 2002. There was no material impact on results of operations, financial position or cash flows.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", was issued and is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 and expands the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company implemented this standard effective January 1, 2002. Implementation did not have a material impact on results of operations, financial position, or cash flows.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation". The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. The Company has elected to use the fair value method of accounting for stock options. As of December 31, 2002, the Company had no outstanding stock options, nor did it anticipate issuing any in the foreseeable future. Implementation did not have a material impact on results of operations, financial position, or cash flows.


Note  C  -  Property  and  Equipment

Property  and  equipment  is  comprised  of  the  following  as  of:

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of December 31, 2002 and 2001

                                                  December 31,    December 31,
                               Useful life           2002             2001
Computers                           5            $      52,414    $      46,351
Furniture and fixtures             5-7                  24,003           24,003
Machinery and equipment            7-10                204,661          267,661
                                                 -------------    -------------
                                                       281,078          338,015
  Less accumulated depreciation                       (272,661)        (266,971)
                                                 -------------    -------------
Net property and equipment                       $       8,417    $      71,044
                                                 =============    =============

Depreciation expense totaled $5,690 and $10,445 for the years ended December 31, 2002 and 2001, respectively.

Note  D  -  Notes  Payable

Notes  payable  consisted  of  the  following  as  of:

                                                  December 31,    December 31,
                                                     2002             2001

Note  payable to Small Business Administration,
interest at 8.25%, principal and interest  due
April  30,  2002;  payable  at  $25,000  per
year single payment including  principal  and
interest;  collateralized by the president's
personal assets                                    $    -           $    21,189
                                                   ------           -----------

                                                        -                21,189
  Less current portion                                  -               (21,189)
                                                   ------           -----------

Long term portion                                  $    -           $         -
                                                   ======           ===========

There  are  no  existing  long-term  liabilities  at  December  31,  2002.

Note  E-  Income  Taxes

Provision  for  Income  Taxes

Our federal income tax provision (benefit) for the years ended December 31, 2002 and 2001, was $(66,966) and $50,549. A reconciliation of the Federal statutory tax rate and our effective tax rate is as follows:

                                                      12/31/2002     12/31/2001
                                                      ----------     ----------
Statutory  tax  rate                                       (34)%            34%
Effect  of  graduated  rates                                18             (18)
Permanent  differences                                      (1)              1
State                                                       (6)              6
                                                           ---             ---
Total                                                      (23)%            23%


                                                      12/31/2002     12/31/2001
                                                      ----------     ----------
Deferred  Tax  Assets

Advance  Revenue                                       $75,122         $31,173
Deferred  Expenses                                      13,528          25,500

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of December 31, 2002 and 2001

Allowance  for  uncollectible  accounts                 14,978           9,318
Depreciation                                             3,345           2,337
                                                      --------        --------

Total  Deferred  Tax  Assets                           106,973          68,328
                                                      --------        --------
Deferred  Tax  Liabilities

Deferred  Revenue                                       18,566          47,488
Depreciation                                                 0               0
                                                      --------        --------

Total  Deferred  Tax  Liabilities                       18,566          47,488
                                                      --------        --------

Net  Deferred  Tax  Assets                            $ 88,407        $ 20,840
                                                      ========        ========

Note  F  -  Related  Party  Transactions

We had contracted with our President to rent approximately 5,900 square feet of office space in the building he owned. A fair value of rent had been established to be $14 per square foot, consistent with similar leases in this geographic area. These statements reflect $30,975 during 2002 and $41,300 during 2001 of rent expense paid to him. All repairs and maintenance were paid by the President personally. This lease was terminated on September 30, 2002 and the Company moved from this location.

Effective October 2002 the Company began leasing 2,700 square feet of office space from a different building also owned by our President. The monthly lease payments are $1,500 a month, which reflect fair rental value. All repairs and maintenance are paid by the President personally.

Note  G  -Stock  Transactions

Effective March 1, 2002, the president and sole shareholder, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:

       Class                      Shares     Cash and Notes     Compensation
Company directors                 21,551             -             $ 1,077
Family members                   123,148             -                   -
Employees                          8,619             -                 431
Legal Fees                        51,722             -              15,000
Unrelated party                    1,231             -                   -
New stockholder group            689,632       $35,000                   -
                                 -------       -------             -------
             Totals              895,903       $35,000             $16,508
                                 =======       =======             =======

Since no additional shares were issued with respect to these transactions, all amounts were paid in capital transactions or stock subscribed. As of December 31, 2002, $30,000 of the $35,000 cash and notes had been beneficially received by the Company, and all other stock had been issued.

Prior to the Company's agreeing with SuperCorp to effect a spinoff-merger transaction (See Note H) with a to-be-created subsidiary of SuperCorp, the president of the Company met with Thomas J. Kenan, SuperCorp's legal counsel, for the purpose of negotiating the manner of payment of such counsel's required $40,000 in legal fees. After a bargaining session, such counsel agreed to accept 51,722 shares of the Company in exchange for $15,000 of the $40,000 legal fees required to be paid by the Company. Mr. Kenan believes he is not a related party, as he does not represent the Company in any other matters.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of December 31, 2002 and 2001


Note  H  -  Merger  Transaction

Effective March 13, 2002, the Company entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation. This merger has not been consummated as of December 31, 2002.

A portion of the agreement of merger requires that the management shareholders, who hold approximately 74% of the outstanding stock of the Company, agree to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Note  I  -  Restatement

     Subsequent to the filing of registration statements on Forms SB-2 and S-4 with the SEC which included the Company's audited financial statements for the years ended December 31, 2001, the Company became aware that the timing and amount of reported earned revenues from certain professional services contracts for litigation support in 2001 required revision. In the interim period between December 2001 and 2002, the Company also changed its method of tax reporting from the accrual basis to the cash basis for 2001 and future years, and certain prior year returns were amended.

     These revisions primarily addressed the Company's method of revenue recognition for professional services contracts relating to litigation support. The Company has determined that, as written, the contracts do not provide for any intermediate revenue recognition points as contemplated under SEC Staff Accounting Bulletin 101. Therefore, (a) unbilled revenue should not be recorded and (b) billed contract revenue should not be recognized prior to completion of the engagement. However, expenses relating to such contracts should be expensed currently.

     In  the  revised statements, deferred revenue is those amounts representing
(a) retainers on cases for which no invoices have been issued, and (b) amounts billed to clients on cases on which work has not been completed.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of December 31, 2002 and 2001


Note  I  -  Restatement  (Continued)
Balance Sheet as of December 31, 2001 (Restated)

                                                        2001 as        2001 as
                                                       reported       restated
                                                      ----------     ----------
                                     ASSETS
Current  Assets
Cash                                                  $   71,592     $   71,592
Accounts Receivable, net of allowance for
  doubtful accounts                                      246,671        226,515
Income Taxes Receivable                                   24,276              0
Deferred Taxes - Current                                       0         18,503
                                                      ----------     ----------
  Total Current Assets                                   342,539        316,610
Property and Equipment, net of accumulated
  depreciation                                            71,044         71,044
Billings in Progress                                      80,661              0
Deferred Taxes - noncurrent                                3,326          2,337
                                                      ----------     ----------

Total Assets                                          $  497,570     $  389,991
                                                      ==========     ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current  Liabilities
Accounts Payable                                      $   81,219     $   81,219
Accrued Interest Payable                                   1,215          1,215
Accrued Liabilities                                       16,390         16,390
Accrued Income Taxes                                     106,822         29,414
Unearned Revenue                                          20,000        253,705
Deferred Taxes - current                                  16,642              0
Current Portion of Long-Term Debt                         21,189         21,189
                                                      ----------     ----------
  Total Current Liabilities                              263,477        403,132
                                                      ----------     ----------
Long-Term Debt, net of current portion                         0              0
                                                      ----------     ----------
  Total Liabilities                                      263,477        403,132
                                                      ----------     ----------
Stockholder's  Equity
Preferred  stock,  par  value  $0.0001,
  10,000,000  shares  authorized, none issued                  -              -
Common  stock,  par  value  $0.0001,
  50,000,000  shares  authorized, 3,325,000
  shares issued and outstanding                              333            333
Additional paid in capital in excess of par               41,846         41,846
Retained Earnings                                        191,914        (55,320)
                                                      ----------     ----------
  Total Stockholder's Equity                             234,093        (13,141)
                                                      ----------     ----------
Total Liabilities and Stockholder's Equity            $  497,570     $  389,991
                                                      ==========     ==========

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of December 31, 2002 and 2001


Note  I  -  Restatement  (Continued)
  Statement  of  Operations  for  the  year  ended  December  31,  2001

                                                        2001 as        2001 as
                                                       reported       restated
                                                      ----------     ----------
Engineering Revenues                                  $  745,265     $  873,982
                                                      ----------     ----------
Case Expenses                                            158,603         76,004
General and Administrative                               545,413        582,073
Depreciation Expense                                      10,445         10,445
                                                      ----------     ----------
  Total Operating Expenses                               714,461        668,522
                                                      ----------     ----------
  Income from Operations                                  30,804        205,460
Other  Income  (Expense)
  Interest Expense                                        (4,031)        (2,333)
  Gain on Sale of Assets                                  10,724         10,724
                                                      ----------     ----------

    Income Before Income Tax                              37,497        213,851
Provision for Income Taxes                                 8,446         50,549
                                                      ----------     ----------

Net Income                                            $   29,051     $  163,302
                                                      ==========     ==========

Primary and Diluted Earnings per Share                $    0.008     $    0.049



Statement of Changes in Stockholders' Equity for the year ended December 31, 2001 (Restated)

                                                 Additional    Retained
                                                  Paid-in     Earnings as    Total as
                             Shares     Amount    Capital      restated      restated
                            ---------   ------   ----------   -----------   ----------
Balance, December 31,
  2000  (restated)          3,325,000   $  333   $  41,846   $  (218,622)   $(176,443)

Net income, December 31,
  2001 as reported                                                29,051       29,051
Effect of restatement                                            134,251      134,251
                            ---------   ------   ---------   -----------    ---------
Balance, December 31, 2001
  as  restated              3,325,000   $  333   $  41,846   $   (55,320)   $ (13,141)
                            =========   ======   =========   ===========    =========

                Engineering and Materials Technology Corporation
                                 Balance Sheets
                                  (Unaudited)
                          As of June 30, 2003 and 2002

                                     Assets

Current  assets
  Cash and cash equivalents                             $   40,457   $   87,749
  Accounts  Receivable,  net  of  allowance
    for  doubtful  accounts  of $64,179 and
    $51,413 respectively                                   401,297      324,957
  Prepaid Income Taxes                                       5,112        3,300
  Deferred Tax Assets-Current                              124,565        8,754
                                                        ----------   -----------
      Total Current Assets                                 571,431      424,760

Property and Equipment, net of accumulated depreciation      7,583        7,083

Deferred tax Assets - noncurrent                             3,345        2,337
                                                        ----------   -----------

      Total Assets                                      $  582,359   $  434,180
                                                        ==========   ==========


                 Liabilities and stockholders' equity (deficit)

Current  liabilities
  Accounts Payable                                      $   26,736   $    9,816
  Due to Officer                                             1,134        3,869
  Accrued Expenses Payable                                   1,416            -
  Accrued Income Taxes                                      14,698       24,241
  Deferred Revenue                                         851,375      360,518
                                                        ----------   -----------
      Total current and total liabilities                  895,359      398,444
                                                        ----------   -----------

Contingent  liability

Preferred stock, par value $0.0001.
  10,000,000 shares authorized, none issued                      -            -
Common  stock,  par  value  $0.0001,
  50,000,000  shares  authorized, 3,325,000
  shares issued and outstanding                                333          333
Additional Paid in capital                                  88,354       88,354
Stock Subscribed                                             5,000        5,000
Stock Subscribed Receivable                                 (5,000)      (5,000)
Accumulated deficit                                       (401,687)     (52,951)
                                                        ----------   -----------
      Total Stockholders' equity (Deficit)                (313,000)      35,736
                                                        ----------   -----------

      Total Liabilities and stockholders'
        equity (deficit)                                $  582,359   $  434,180
                                                        ==========   ==========






    The accompanying notes are an integral part of these unaudited financial statements.

                Engineering and Materials Technology Corporation
                            Statements of Operations
                                  (Unaudited)
                For the six months ended June 30, 2003 and 2002

                                                            2003         2002
                                                        ----------   ----------
Engineering Revenues                                    $  130,519   $  424,489


Case Expenses                                               35,829       79,479
General and Administrative Expenses                        268,419      320,342
Depreciation Expense                                           834        2,801
                                                        ----------   ----------
    Total Operating Expenses                               305,082      402,622
                                                        ----------   ----------

Income (loss) from operations                             (174,563)      21,867

Other  income  (expense)
  Gain (loss) on asset sales                                     -       (3,000)
  Interest Expense                                               -       (2,922)
                                                        ----------   ----------
    Income (loss) before income taxes                     (174,563)      15,945

Provision for income taxes                                 (47,632)      13,576
                                                        ----------   ----------

Net Income (Loss)                                       $ (126,931)  $    2,369
                                                        ==========   ==========

Basic and diluted net income (loss) per share           $   (0.038)  $    0.001
                                                        ==========   ==========

Weighted average basic and fully diluted
  shares outstanding                                     3,325,000    3,325,000
                                                        ==========   ==========






    The accompanying notes are an integral part of these unaudited financial statements.

                Engineering and Materials Technology Corporation
                            Statements of Cash Flows
                                  (Unaudited)
                For the six months ended June 30, 2003 and 2002

                                                            2003         2002
                                                        ----------   ----------
Cash  flows  from  operating  activities:
  Net income (loss)                                     $ (126,931)  $    2,369
                                                        ----------   ----------

  Adjustments  to  reconcile  net  income (loss)
  to  net  cash used  in  operating activities:
    Depreciation and amortization                              834        2,801
    loss on disposal of property                                 -        3,000
    Change in provision for bad debts on accounts
    receivable                                               6,571       15,575
    Stock issued for compensation                                -        1,508
    Stock issued by sole shareholder for legal fees              -       15,000

    Proceeds  from  sale  of  stock  by  president
      and sole shareholder, paid as  legal fees                  -       10,000
    (Increase) decrease in gross accounts receivable      (150,246)    (114,018)
    (Increase) decrease in income taxes receivable          (2,032)      (3,300)

    (Increase) decrease in deferred tax asset              (39,503)       9,749
    Increase (decrease) in accounts payable                  2,571      (87,793)
    Increase (decrease) in interest payable                      -       (1,215)
    Increase (decrease) in income taxes payable             (6,097)      (5,173)
    Increase (decrease) in officer payable                   1,134       23,869
    Increase (decrease) in other accrued liabilities        (6,449)
    Increase (decrease) in unearned revenue                318,621      106,813
                                                        ----------   ----------

    Total adjustments                                      125,404      (23,184)
                                                        ----------   ----------

  Net cash used in operating activities                     (1,527)     (20,815)
                                                        ----------   ----------

Cash  flows  from  investing  activities:
  Cash used to purchase new equipment                                    (1,839)
  Cash proceeds from the sale of property                        -       60,000
                                                        ----------   ----------

  Net cash provided by investing activities                      -       58,161
                                                        ----------   ----------

Cash  flows  from  financing  activities:
  Cash used to repay notes                                       -      (21,189)
                                                        ----------   ----------


Net increase (decrease) in cash and cash equivalents        (1,527)      16,157

Cash and cash equivalents, beginning                        41,984       71,592
                                                        ----------   ----------

Cash and cash equivalents, ending                       $   40,457   $   87,749
                                                        ==========   ==========
Supplemental  disclosure  of  cash  flow  information

Cash  paid  during  the  period  for:
    Interest                                            $        0   $        0
                                                        ==========   ==========

    Income Taxes                                        $        0   $        -
                                                        ==========   ==========

    The accompanying notes are an integral part of these unaudited financial statements.

                Engineering and Materials Technology Corporation
                            Statements of Cash Flows
                                  (Unaudited)
                For the six months ended June 30, 2003 and 2002



Supplemental  disclosure  of  stock  transactions


In  connection  with  noncash  issuance  of  stock,  the  Company  recorded:

     In  exchange  for  30,170  shares of stock: compensation expense of $1,508.

     In  exchange  for  51,722  shares  of  stock:  legal  fees  of  $15,000.

     In exchange for 689,632 shares of stock: a reduction in loans to stockholders of $20,000 and legal fees of $10,000.

































    The accompanying notes are an integral part of these unaudited financial statements.

                Engineering and Materials Technology Corporation
                  Statements of Changes in Stockholders' Equity
                                  (Unaudited)
                For the six months ended June 30, 2003 and 2002

                                                                Stock     Additional
                                                   Stock      Subscribed   Paid-In     Retained
                             Shares     Amount   Subscribed   Receivable   Capital     Earnings      Total
                            ---------   ------   ----------   ----------  -----------  ---------   ----------
Balance, December 31, 2001  3,325,000   $  333                             $41,846     $ (55,320)  $ (13,141)
Stock issued by sole
stockholder for
compensation                                                                 1,508                     1,508
Stock issued by sole
stockholder for legal fees                                                  15,000                    15,000
Cash received by sole
stockholder for stock
issued                                                                      30,000                    30,000
Common stock subscribed                            5,000                                               5,000
Stock subscribed receivable                                     (5,000)                               (5,000)

Net income, for the
three months ended
June 30, 2002                                                                              2,369       2,369
                            ---------   ------   -------      --------     -------     ---------   ---------

Balance, June 30,  2002     3,325,000      333     5,000        (5,000)     88,354       (52,951)     35,736

Net income, for the
six months ended
December 31, 2002                                                                       (221,805)   (221,805)
                            ---------   ------   -------      --------     -------     ---------   ---------

Balance, December 31,
2002                        3,325,000      333     5,000        (5,000)     88,354      (274,756)   (186,069)

Net income, for the
six months ended
June 30, 2003                                                                           (126,931)   (126,931)
                            ---------   ------   -------      --------     -------     ---------   ---------

Balance, June 30, 2003      3,325,000   $  333   $ 5,000      $ (5,000)    $88,354     $(401,687)  $(313,000)
                            =========   ======   =======      ========     =======     =========   =========


















        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                    Notes to Unaudited Financial Statements
                             June 30, 2003 and 2002


Note  A  -  Organization  and  Operations

Engineering & Materials Technology Corporation (dba EMTEC) was originally incorporated under the laws of the State of Oklahoma as Southwest Metallurgical Consultants, Inc. on June 25, 1973. After several years of operations, we changed our name to Engineering and Materials Technology Corporation on March 28, 1980. Our principal office is in Oklahoma City, OK.

We provide metallurgical engineering and testing services and litigation support services to customers' nation-wide. Our litigation support services consist primarily of forensic testing and analysis of child safety seats.

Note  B  -  Summary  of  Significant  Accounting  Policies

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses.

Revenue  Recognition

We derive substantially all our revenues from professional services for time and material engagements with customers. These service revenues are primarily fee-based.

Revenue from specified litigation support projects is recognized upon project completion. Once we have completed all work required and it has been accepted, or we have been otherwise disengaged by the client, the Company recognizes all revenue on that project.

Revenue  from  services  other  than litigation support is recognized as billed.

Deferred  Revenue

During the litigation support project work process the Company accumulates chargeable time and materials. The Company presents interim billings to clients for accumulated time and materials periodically prior to the completion of the project. These invoiced amounts are considered deferred revenue until completion of the project, at which time all deferred amounts recorded as current revenue.

Property  and  Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of five to seven years. Maintenance, repairs, and renewals, which do not materially add to the value of an asset or appreciably prolong its life, are charged to expense as incurred.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. In the opinion of management, no such events or changes in circumstances have occurred.

                Engineering and Materials Technology Corporation
                    Notes to Unaudited Financial Statements
                             June 30, 2003 and 2002


Compensated  Absences

Company employees vest after six months of service and are entitled to sick and vacation leave based on total service years. These leave days are required to be taken within the calendar year and do not accrue from one period to the next. Accordingly, there is no liability recorded in the financial statements.

Income  Taxes

The Company provides for deferred income taxes on carry forwards and temporary differences between the bases of assets and liabilities for financial statement and tax reporting purposes. Additionally, the Company provides a valuation allowance on deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Common  Stock

On October 8, 2001, we filed amended articles of incorporation with the State of Oklahoma which amended our authorized capital stock. Authorized capital stock as shown on the balance sheets reflects this change. Earnings per share is calculated for all periods presented based upon the newly issued outstanding shares.

Earnings  per  Common  Share

Basic earnings per share have been computed on the basis of weighted average common shares outstanding during each period. Diluted earnings per share are the same as basic earnings per share as the Company has no outstanding dilutive potential common shares.

Stock-based  compensation

The Company has adopted the disclosure provisions only of SFAS 123 and continues to account for stock based compensation using the intrinsic value method prescribed in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. Common stock issued to employees for compensation is accounted for based on the market price of the underlying stock, generally the average low bid price.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

As  of  June  30,  2003,  the  Company has not granted any option for the stock.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

                Engineering and Materials Technology Corporation
                    Notes to Unaudited Financial Statements
                             June 30, 2003 and 2002


Segment  Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the periods ended June 30, 2003 and 2002, the Company only operated in one segment since most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Recently  Issued  Accounting  Pronouncements
--------------------------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation". The new standard provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reported results. This statement is effective for financial statements for fiscal years ending after December 15, 2002. The Company has elected to use the fair value method of accounting for stock options. As of December 31, 2002, the Company had no outstanding stock options, nor did it anticipate issuing any in the foreseeable future. Implementation did not have a material impact on results of operations, financial position, or cash flows.

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirement for Guarantees, Including Indirect
Guarantees of Indebtedness of Others". For a guarantee subject to FASB Interpretation No. 45, a guarantor is required to measure and recognize the fair value of the guarantee liability at inception. For many guarantees, fair value will likely be determined using the expected present value method described FASB Concepts Statement 7, "Using Cash Flow Information and Present Value in Accounting Measurements". In addition, FIN 45 provides new disclosure requirements. The disclosure requirements of FIN 45 were effective for the Company as of December 31, 2002. The measurement and liability recognition provisions are applied prospectively to guarantees or modifications after December 31, 2002. Implementation did not have a material impact on results of operations, financial position, or cash flows

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities". Subject to certain criteria defined in the Interpretation, FIN 46 will require consolidation by business enterprises of variable interest entities if the enterprise has a variable interest that will absorb the majority of the entities expected residual losses on returns if they occur, or both. The Interpretation will be effective for the Company in the third quarter of 2003. Certain disclosures concerning variable interest entities are required in financial statements initially issued after January 31, 2003. Implementation did not have a material impact on results of operations, financial position, or cash flows.

On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements,

                Engineering and Materials Technology Corporation
                    Notes to Unaudited Financial Statements
                             June 30, 2003 and 2002


which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of this pronouncement does not have a material effect on the earnings or financial position of the Company.

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of this pronouncement does not have a material effect on the earnings or financial position of the Company.

Basis  of  presentation

     The unaudited financial statements presented herein have been prepared by us, without audit, pursuant to the rules and regulations for interim financial information and the instructions to SB-2 and Regulation S-B. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been omitted. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our Registration statement on Form SB-2 for the year ended December 31, 2002. In the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring accruals only) which are necessary to present fairly our financial position, results of operations, and changes in cash flow. Operating results for interim periods are not necessarily indicative of the results which may be expected for the entire year.

Reclassifications

Certain items in the prior period financial statements have been reclassified for comparative purposes to conform with the presentation in the current period's presentation. These reclassifications have no effect on the previously reported income (loss).

Note  C  -  Property  and  Equipment

Property  and  equipment  is  comprised  of  the  following  as  of:

                                   Useful life    June 30, 2003    June 30, 2002
Computers                               5             52,414           48,191
Furniture and fixtures                 5-7            24,003           24,003
Machinery and equipment                7-10          204,661          204,662
                                                   ---------        ---------
                                                     281,079          276,856
Less accumulated depreciation                        273,495          269,773
                                                   ---------        ---------
Net property and equipment                         $   7,583        $   7,083
                                                   =========        =========

Depreciation expense totaled $834 and $2,801 for the six months ended June 30, 2003 and 2002, respectively.

                Engineering and Materials Technology Corporation
                    Notes to Unaudited Financial Statements
                             June 30, 2003 and 2002


Note  D  -  Related  Party  Transactions

We had contracted with our President to rent approximately 5,900 square feet of office space in the building he owned. A fair value of rent had been established to be $14 per square foot, consistent with similar leases in this geographic area. These statements reflect $15,445 during the six months ended June 2003 and $42,000 during 2002 as rent expense paid to him. All repairs and maintenance were paid by the President personally. This lease was terminated on September 30, 2002 and the Company moved from this location.

Effective October 2002 the Company began leasing 2,700 square feet of office space from a different building also owned by our President. The monthly lease payments are $1,500 a month, which reflect fair rental value. All repairs and maintenance are paid by the President personally.


Note  E  -Stock  Transactions

Effective March 1, 2002, the president and sole shareholder, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:

     Class                          Shares       Cash and Notes     Compensation
Company directors                     21,551             -               $584
Family members                       123,148             -                  -
Employees                              8,619             -                233
Legal Fees                            51,722             -             15,000
Unrelated party                        1,231             -                  -
New stockholder group                689,632       $35,000
                                     -------       -------            -------
Totals                               895,903       $35,000            $15,817
                                     -------       -------            -------

Since no additional shares were issued with respect to these transactions, all amounts were paid in capital transactions or stock subscribed. As of March 31, 2003, $30,000 of the $35,000 cash and notes had been beneficially received by the Company, and all other stock had been issued.

Note  F  -  Merger  Transaction  &  Contingent  Liability

Effective March 13, 2002, the Company entered into a merger agreement with EMTC International, Inc. (EMTC), a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation. This merger has not been consummated as of March 31, 2003.

EMTC is an Oklahoma corporation. EMTC is authorized to issue 40 million shares of common stock. It has 600,000 shares of common stock now issued and outstanding. The terms of the proposed merger are as follows:

     1.  The  Company  shall  merge  into  EMTC.

     2. All 3,325,000 presently outstanding shares of common stock of the Company shall be converted, pro rata, into 5,400,000 shares of common stock of EMTC.

     3. Prior to the merger, SuperCorp shall distribute in a "spinoff" to its stockholders, on a basis proportionate to their stockholdings in SuperCorp, the 600,000 shares of common stock of EMTC now held by SuperCorp. Each SuperCorp stockholder shall receive one share of EMTC for each 11.164 shares of SuperCorp held of record on the date on the cover of this Prospectus.

                Engineering and Materials Technology Corporation
                    Notes to Unaudited Financial Statements
                             June 30, 2003 and 2002


     4. Should the stockholders of the Company not approve the merger, none of EMTC, the Company, or SuperCorp shall be liable to any of the others. However, in any event, the Company must pay all three parties' expenses relating to the registration of the shares described herein.


A portion of the agreement of merger requires that the management shareholders, who hold approximately 74% of the outstanding stock of the Company, agree to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

The proposed merger is a reverse acquisition that will be accounted for as a recapitalization of the Company. The historical financial statements of the Company for periods prior to the merger will become those of EMTC. The net earnings/loss per share for periods prior to the merger will be restated based on the exchange ratio of shares issued in the merger.


Note  G  -  Going  Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, the Company has an accumulated deficit of $401,687. The Company's total liabilities exceed its total assets by $313,000. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations, The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger which would enhance stockholders' investment. Management devoted considerable effort during the period ended June 30, 2003, towards management of liabilities and improving the operations. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

Note  H  -  Major  Customers

Three major customers provided 78% and 83% of the net revenue for the six month periods ended June 30, 2003 and 2003, respectively. The receivable balances due from these customers were $56,681 and $174,489 at June 30, 2003 and 2002, respectively. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

                                   APPENDIX A

                              AGREEMENT OF MERGER

          This Agreement of Merger ("the Agreement") is made and entered into as of March 13, 2002, by and among EMTC International, Inc., an Oklahoma corporation ("EMTC"); Engineering and Materials Technology Corporation, an Oklahoma corporation ("Engineering"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

          WHEREAS, the Directors of EMTC and the Directors of Engineering have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of Engineering into EMTC ("the Merger") in accordance with the provisions of the Oklahoma General Corporation Act, other applicable law and the provisions of this Agreement; and

          WHEREAS,  SuperCorp  is  the  controlling  stockholder  of  EMTC;

          NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, EMTC, Engineering, and SuperCorp agree as follows:

          1. Merger; Effective Date. Pursuant to the terms and provisions of this Agreement and of the Oklahoma General Corporation Act, and subject to the prior approval by the stockholders of each of EMTC and Engineering, Engineering shall be merged with and into EMTC, as confirmed by the filing by EMTC of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Oklahoma ("the Effective Date"). EMTC shall be the surviving corporation ("the Surviving Corporation"). EMTC and Engineering shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of Engineering, except insofar as it may be continued by statute, shall cease and EMTC shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

          2.      Articles  of  Incorporation  and  Bylaws.    The  Articles  of
Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of EMTC as in effect on the Effective Date.

          3. Directors. The directors of Engineering on the Effective Date shall become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

          4.      Officers.  The  officers  of Engineering on the Effective Date
                  --------
shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

          5. Manner of Conversion. The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                  5.1. The shares of capital stock of Engineering which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be converted, pro rata, into 5,400,000 shares of common stock ("the Merger Shares") of EMTC.

                  5.2. There shall be 600,000 shares of Common Stock, $0.001 par value, of EMTC issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff"), pro rata.

                  5.3 There shall be no options or warrants to purchase shares of Common Stock of EMTC or Engineering outstanding on the Effective Date.

          6. Representations and Warranties. SuperCorp and EMTC jointly represent and warrant to, and agree with, Engineering that:

                  6.1 EMTC has been duly organized and is validly existing under the Oklahoma General Corporation Act. EMTC has no subsidiary and does not own an equity interest in any entity.

                  6.2 The authorized capital of EMTC is 50,000,000 shares of capital stock, which is of two classes as follows:

                                                    Number  of       Par value
          Class          Series                     Shares          of  Shares
          -----          ------                     ----------      ----------
          Common         None                       40,000,000        $0.001
          Preferred      To  be  designated         10,000,000        $0.001
                         by  the  directors

                  6.3 As of the Effective Date but immediately before giving effect to the Merger, EMTC has outstanding capital as follows: 600,000 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire EMTC's capital stock will be issued and outstanding as of the Effective Date and immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

                  6.4 EMTC has no liabilities or obligations, whether absolute, contingent or otherwise.

                  6.5 As of the Effective Date, the financial statements of EMTC shall not vary in any particular from EMTC's financial statements that appear in the registration statements described in paragraph 7 below.

                  6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by EMTC's directors and stockholders.

                  6.7 EMTC is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

          7. Conditions of Engineering's Obligations. The obligations of Engineering to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and EMTC herein contained as of the Effective Date, to the performance by EMTC and SuperCorp of their obligations hereunder and to the following additional conditions:

                  7.1 The Merger Shares and the Spinoff Shares of common stock of EMTC to be distributed pursuant to the provisions of paragraph 5.1 and 5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

                  7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                  7.3 The directors and the stockholders of Engineering are free to approve or disapprove the Merger in their full discretion.

          8. Tax Treatment. The merger of EMTC and Engineering shall be accomplished as a tax-free reorganization.

          9. Certificate of Merger. Upon the approval of the Merger by the stockholders of EMTC and of Engineering, the officers of EMTC shall file with the Secretary of State, State of Oklahoma either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Oklahoma, the Agreement may be terminated by the board of directors of Engineering notwithstanding approval of this Agreement by the stockholders of Engineering or of EMTC.

                         EMTC International, Inc., an Oklahoma corporation

                             By:/s/  George  W.  Cole
                            ----------------------------------------------------
                            George  W.  Cole,  President

                         Engineering and Materials Technology Corporation, an Oklahoma corporation


                         By:/s/  John  Harcourt
                            ----------------------------------------------------
                            John  Harcourt,  President


                         SuperCorp  Inc.


                         By:/s/  George  W.  Cole
                            ----------------------------------------------------
                            George  W.  Cole,  President

     Supplement to Prospectus, Filing of Form 8-K and Prospectus Stickers Concerning Proposed Merger. Should the proposed merger described herein be approved by the requisite stockholder vote and become effective, EMTC will file a supplement to the Prospectus and a Form 8-K with the Commission, and insert a box on the front cover of all copies of the Prospectus, in which box will be the effective date of the merger.

UNTIL _____________________, 2004 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                    PART II

Other  Expenses  of  Issuance  and  Distribution.
-------------------------------------------------

     The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses set forth below as well as additional expenses of $56,600 incurred in connection with the proposed merger described herein are being paid by Engineering and Materials, the company with which the Registrant proposes to merge.

               Item                                    Amount
               ----                                    ------
     Registration  fees                              $       50
     Escrow  agent's  fee                                   500
     Filing  expenses  (EDGAR)                            4,000
     Stock  transfer  agent's  fee                        4,000
     Printing  and  engraving                             3,000
     Postage                                              1,800
     Legal                                               20,000
     Accounting  and  auditors                            4,000
     Moody's  OTC  Industrial  Manual
          publication  fee                                2,300
                                                     ----------
          Total  Expenses                            $   39,700

Indemnification  of  Directors  and  Officers.
----------------------------------------------

     There is set forth in the Prospectus under "Terms of the Transaction -Indemnification for Securities Act Liabilities" a description of the laws of the State of Oklahoma with respect to the indemnification of officers, directors, and agents of corporations incorporated in the State of Oklahoma.

     Both the company and Engineering and Materials have articles of incorporation and bylaws provisions that insure or indemnify, to the full extent allowed by the laws of the State of Oklahoma, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the company or Engineering and Materials, as the case may be.

     To the extent of the indemnification rights provided by the State of Oklahoma statutes and provided by the company's and Engineering and Materials' articles of incorporation and bylaws, and to the extent of Engineering and Materials' and the company's abilities to meet such indemnification obligations, the officers, directors and agents of Engineering and Materials or the company would be beneficially affected.

Recent  Sales  of  Unregistered  Securities.
--------------------------------------------

     On March 13, 2002, the Registrant issued 600,000 shares of its common stock to its corporate parent, SuperCorp, Inc., an Oklahoma corporation, for a cash consideration of $600, or $0.001 a share.

Exhibits  and  Financial  Statement  Schedules.
-----------------------------------------------

     Separately bound but filed as part of this Registration Statement are the following exhibits:

     Exhibit                              Item
     -------                              ----
        2           -        Agreement of  Merger  of  March  13,  2002, between
                             EMTC  International,  Inc.  and   Engineering   and
                             Materials  Technology  Corporation.*

        3.1         -        Certificate of Incorporation of EMTC International,
                             Inc.*

        3.2         -        Bylaws  of  EMTC  International,  Inc.*

        3.3         -        Articles  of  Incorporation  of   Engineering   and
                             Materials Technology Corporation , an Oklahoma corporation.*

        3.4         -        Bylaws   of  Engineering  and  Materials Technology
                             Corporation  ,  an  Oklahoma  corporation.*

        5           -        Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  the
                             legality  of   the   securities  covered   by   the
                             Registration  Statement.*

        8           -        Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  tax
                             matters  and  tax  consequences.*


       10           -        Escrow  Agreement  among EMTC International,  Inc.;
                             SuperCorp  Inc.;   and   BancFirst,   an   Oklahoma
                             banking corporation, of  Oklahoma City,  Oklahoma.*

       10.1        -        2002   Stock   Option   Plan   adopted    by    EMTC
                            International,  Inc.*

       10.2        -        Representative agreement among  certain stockholders
                            of  SuperCorp   relating  to   compliance  with  SEC
                            Rule  419.*


       16          -        Letter of October  29,  2003 of Buxton & Cloud, P.C.
                            agreeing with the statements made in this Form  SB-2
                            and  Form  S-4  by  EMTC  International,  Inc.   and
                            Engineering and Materials Technology Corporation concerning EMTC's and Engineering and Materials' change of principal independent accountants.


       23          -        Consent  of Thomas  J.  Kenan, Esq. to the reference
                            to  him   as  an   attorney  who   has  passed  upon
                            certain information contained  in  the  Registration
                            Statement.  (Superseded  by  Exhibit  23.6.)

       23.1        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma corporation.   (Superseded  by  Exhibit
                            23.7.)

       23.2        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    EMTC   International,   Inc.,    an   Oklahoma
                            corporation.  (Superseded by Exhibit 23.8.)

       23.3        -        Consent of  John  Harcourt  to  serve  as a director
                            of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology.
                            Corporation  become  effective.*


       23.5        -        Consent  of James  Hill, M.D. to serve as a director
                            of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology
                            Corporation  become  effective.*

       23.6        -        Consent of Thomas  J.  Kenan,  Esq. to the reference
                            to  him  as   an  attorney   who   has  passed  upon
                            certain information contained  in  the  Registration
                            Statement.  (Superseded  by  Exhibit  23.10)

       23.7        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma  corporation.   (Superseded  by Exhibit
                            23.11)

       23.8        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    EMTC   International,   Inc.,    an   Oklahoma
                            corporation.  (Superseded by Exhibit 23.12)

       23.9        -        Consent  of Steve O. Goodwin  to serve as a director
                            of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology
                            Corporation become  effective.  **

       23.10       -        Consent of  Thomas J.  Kenan,  Esq. to the reference
                            to  him  as  an   attorney  who   has  passed   upon
                            certain  information  contained in  the Registration
                            Statement. (Superseded by Exhibit 23.13.)

       23.11       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma  corporation.   (Superseded  by Exhibit
                            23.14.)

       23.12       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of   EMTC   International,   Inc.,    an    Oklahoma
                            corporation.  (Superseded by Exhibit 23.15)

       23.13       -        Consent of Thomas J. Kenan, Esq. to the reference to
                            him  as  an  attorney  who  has passed  upon certain
                            information    contained    in   the    Registration
                            Statement.  (Superseded by Exhibit 23.16.)

       23.14       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    Engineering    and    Materials     Technology
                            Corporation, an Oklahoma corporation. (Superseded by Exhibit 23.17.)

       23.15       -        Consent  of   Buxton  &  Cloud, independent auditors
                            of   EMTC   International,   Inc.,    an    Oklahoma
                            corporation.  (Superseded by Exhibit 23.18.)

       23.16       -        Consent of Thomas J. Kenan, Esq. to the reference to
                            him as an attorney who has passed upon certain information contained in the Registration Statement.

       23.17       -        Consent of Buxton  &  Cloud, independent auditors of
                            Engineering and Materials Technology Corporation, an Oklahoma corporation.

       23.18       -        Consent of Buxton  &  Cloud, independent auditors of
                            EMTC International, Inc., an  Oklahoma  corporation.


     * Previously filed with Form SB-2, Commission File #333-87416, EDGAR Accession #0001046532-02-000140 on May 2, 2002; incorporated herein.

     ** Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-87416, EDGAR Accession #0001046532-02-000296 on October 4,
           2002; incorporated  herein.



     Undertakings.
     -------------

     EMTC  International,  Inc.  will:

          1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (c) include any additional or changed material information on the plan of distribution.

          2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          4. File a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of EMTC International, Inc. pursuant to the foregoing provisions, or otherwise, EMTC International, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by EMTC International, Inc. of expenses incurred or paid by a director, officer or controlling person of EMTC International, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, EMTC International, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     EMTC International, Inc. hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma.


Date:  October  27,  2003                      EMTC  INTERNATIONAL,  INC.


                                               By:/s/  George  W.  Cole
                                                  ------------------------------
                                                  George  W.  Cole,  president


     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                              By:/s/  George  W.  Cole
Date:  October  27,  2003                        -------------------------------
                                                 George  W.  Cole,  president,
                                                 sole director, principal
                                                 financial  officer,  and
                                                 authorized representative of
                                                 the Registrant

                            EMTC International, Inc.


                             COMBINED EXHIBIT INDEX

                          AMENDMENT NO. 4 TO FORM SB-2
                          Commission File No. 333-87416

                          AMENDMENT NO. 4 TO FORM S-4
                          Commission File No. 333-87424



     Exhibit                              Item

     Exhibit                              Item
     -------                              ----
        2           -        Agreement of  Merger  of  March  13,  2002, between
                             EMTC  International,  Inc.  and   Engineering   and
                             Materials  Technology  Corporation.*

        3.1         -        Certificate of Incorporation of EMTC International,
                             Inc.*

        3.2         -        Bylaws  of  EMTC  International,  Inc.*

        3.3         -        Articles  of  Incorporation  of   Engineering   and
                             Materials Technology Corporation , an Oklahoma corporation.*

        3.4         -        Bylaws   of  Engineering  and  Materials Technology
                             Corporation  ,  an  Oklahoma  corporation.*

        5           -        Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  the
                             legality  of   the   securities  covered   by   the
                             Registration  Statement.*

        8           -        Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  tax
                             matters  and  tax  consequences.*

       10           -        Escrow  Agreement  among EMTC International,  Inc.;
                             SuperCorp  Inc.;   and   BancFirst,   an   Oklahoma
                             banking corporation, of  Oklahoma City,  Oklahoma.*

       10.1        -        2002   Stock   Option   Plan   adopted    by    EMTC
                            International,  Inc.*

       10.2        -        Representative agreement among  certain stockholders
                            of  SuperCorp   relating  to   compliance  with  SEC
                            Rule  419.*

       16          -        Letter of October  29,  2003 of Buxton & Cloud, P.C.
                            agreeing with the statements made in this Form  SB-2
                            and  Form  S-4  by  EMTC  International,  Inc.   and
                            Engineering and Materials Technology Corporation concerning EMTC's and Engineering and Materials' change of principal independent accountants.


       23          -        Consent  of Thomas  J.  Kenan, Esq. to the reference
                            to  him   as  an   attorney  who   has  passed  upon
                            certain information contained  in  the  Registration
                            Statement.  (Superseded  by  Exhibit  23.6.)

       23.1        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma corporation.   (Superseded  by  Exhibit
                            23.7.)

       23.2        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    EMTC   International,   Inc.,    an   Oklahoma
                            corporation.  (Superseded by Exhibit 23.8.)

       23.3        -        Consent of  John  Harcourt  to  serve  as a director
                            of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology.
                            Corporation  become  effective.*




       23.5        -        Consent  of James  Hill, M.D. to serve as a director
                            of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology
                            Corporation  become  effective.*

       23.6        -        Consent of Thomas  J.  Kenan,  Esq. to the reference
                            to  him  as   an  attorney   who   has  passed  upon
                            certain information contained  in  the  Registration
                            Statement.  (Superseded  by  Exhibit  23.10)

       23.7        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma  corporation.   (Superseded  by Exhibit
                            23.11)

       23.8        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    EMTC   International,   Inc.,    an   Oklahoma
                            corporation.  (Superseded by Exhibit 23.12)

       23.9        -        Consent  of Steve O. Goodwin  to serve as a director
                            of EMTC International, Inc. should the proposed merger with Engineering and Materials Technology
                            Corporation become  effective.  **

       23.10       -        Consent of  Thomas J.  Kenan,  Esq. to the reference
                            to  him  as  an   attorney  who   has  passed   upon
                            certain  information  contained in  the Registration
                            Statement. (Superseded by Exhibit 23.13.)

       23.11       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma  corporation.   (Superseded  by Exhibit
                            23.14.)

       23.12       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of   EMTC   International,   Inc.,    an    Oklahoma
                            corporation.  (Superseded by Exhibit 23.15)

       23.13       -        Consent of Thomas J. Kenan, Esq. to the reference to
                            him  as  an  attorney  who  has passed  upon certain
                            information    contained    in   the    Registration
                            Statement.  (Superseded by Exhibit 23.16.)

       23.14       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    Engineering    and    Materials     Technology
                            Corporation, an Oklahoma corporation. (Superseded by Exhibit 23.17.)

       23.15       -        Consent  of   Buxton  &  Cloud, independent auditors
                            of   EMTC   International,   Inc.,    an    Oklahoma
                            corporation.  (Superseded by Exhibit 23.18.)

       23.16       -        Consent of Thomas J. Kenan, Esq. to the reference to
                            him as an attorney who has passed upon certain information contained in the Registration Statement.

       23.17       -        Consent of Buxton  &  Cloud, independent auditors of
                            Engineering and Materials Technology Corporation, an Oklahoma corporation.

       23.18       -        Consent of Buxton  &  Cloud, independent auditors of
                            EMTC International, Inc., an  Oklahoma  corporation.


     * Previously filed with Form SB-2, Commission File #333-87416, EDGAR Accession #0001046532-02-000140 on May 2, 2002; incorporated herein.

     ** Previously filed with Amendment No. 1 to Form SB-2, Commission File #333-87416, EDGAR Accession #0001046532-02-000296 on October 4,
           2002; incorporated  herein.